SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Under Rule 14a-12.

Triton PCS Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum value of transaction:

(5)	Total fee paid:

☐	Fee previously paid with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

To the Stockholders of Triton PCS Holdings, Inc.:

      You are cordially invited to attend the Annual Meeting of Stockholders of Triton PCS Holdings, Inc. to be held at our Corporate Headquarters, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, on Wednesday, May 5, 2004, at 8:30 a.m., local time.

      The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement explain the matters to be voted on at the meeting.

      Please read the enclosed Notice of Annual Meeting and Proxy Statement so you will be informed about the business to come before the meeting. Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, sign and return the enclosed proxy card, even if you plan to attend the Annual Meeting.

Sincerely,

Michael E. Kalogris
Chairman and Chief Executive Officer

Berwyn, Pennsylvania

April 1, 2004

TRITON PCS HOLDINGS, INC.
1100 Cassatt Road
Berwyn, Pennsylvania 19312
(610) 651-5900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 5, 2004

To the Stockholders of Triton PCS Holdings, Inc.:

      The Annual Meeting of the holders of Class A common stock of Triton PCS Holdings, Inc. will be held at our Corporate Headquarters, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, on Wednesday, May 5, 2004, at 8:30 a.m., local time, for the following purposes:

1.	To elect two Class II directors;

2.	To amend Triton’s 1999 Stock and Incentive Plan;

3.	To approve Triton’s Directors’ Stock and Incentive Plan; and

4.	To ratify the appointment of PricewaterhouseCoopers LLP as Triton’s independent auditors.

      The Board of Directors has fixed March 10, 2004 as the record date for the Annual Meeting with respect to this solicitation. Only holders of record of Class A common stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof as set forth in the Proxy Statement.

      This Proxy Statement, the proxy card and our Annual Report to Stockholders are being mailed to stockholders on or about April 1, 2004.

By Order of the Board of Directors,

David D. Clark
Corporate Secretary

Berwyn, Pennsylvania

April 1, 2004

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE. AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT, A STOCKHOLDER MAY REVOKE A PROXY AT ANY TIME PRIOR TO ITS USE.

TRITON PCS HOLDINGS, INC.
1100 Cassatt Road
Berwyn, Pennsylvania 19312
(610) 651-5900

PROXY STATEMENT
2004 Annual Meeting of Stockholders

Solicitation of Proxies

      The Board of Directors of Triton PCS Holdings, Inc. is furnishing this Proxy Statement to solicit proxies for use at our 2004 Annual Meeting of Stockholders to be held on Wednesday, May 5, 2004, at 8:30 a.m., local time, at Triton’s Corporate Headquarters, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, and at any adjournment of the meeting. Each valid proxy received in time will be voted at the meeting according to the choices specified, if any. A proxy may be revoked at any time before the proxy is voted as outlined below.

      This Proxy Statement and the enclosed proxy card are being first sent for delivery to stockholders of Triton on or about April 1, 2004.

      The shares of Class A common stock represented by valid proxies Triton receives in time for the Annual Meeting will be voted as specified in such proxies. Valid proxies include all properly executed written proxy cards not later revoked. Voting your proxy by mail will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Executed but unvoted proxies will be voted:

(1)	FOR the election of the nominees for Class II directors;

(2)	FOR the amendment of Triton’s 1999 Stock and Incentive Plan;

(3)	FOR the approval of Triton’s Directors’ Stock and Incentive Plan; and

(4)	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Triton’s independent auditors.

      If any other matters properly come before the Annual Meeting, the persons named on the proxies will, unless the stockholder otherwise specifies in the proxy, vote upon such matters in accordance with their best judgment.

Voting Securities

      We have one outstanding class of voting securities, our Class A common stock, par value $0.01 per share. As of March 10, 2004, there were 60,851,250 shares of Class A common stock outstanding. Only holders of record of shares of Class A common stock at the close of business on March 10, 2004, which the Board of Directors has fixed as the record date, are entitled to vote at the Annual Meeting.

      Each share of Class A common stock is entitled to one vote. The presence in person or by proxy of holders of record of a majority of the shares entitled to vote generally will constitute a quorum for the transaction of business at the Annual Meeting. The Class II directors are elected by a plurality vote of all votes cast at the Annual Meeting. The affirmative vote of a majority of the votes entitled to be cast by the issued and outstanding Class A common stock present at the Annual Meeting in person or by proxy, and entitled to vote, is required for the ratification of the appointment of independent auditors. For the approval of the amendment to Triton’s 1999 Stock and Incentive Plan and the approval of Triton’s Directors’ Stock and Incentive Plan, the affirmative vote of the majority of the votes present in person or by proxy is required, provided that the total vote cast on these proposals represents over 50% of all shares entitled to vote on the proposal.

      Stockholders may:

      (i) cast their votes in favor of the election of the Class II directors, the amendment of Triton’s 1999 Stock and Incentive Plan, the approval of Triton’s Directors’ Stock and Incentive Plan or the ratification of the appointment of the independent auditor;

      (ii) withhold authority to vote for one or both director nominees; or

      (iii) vote against the amendment of Triton’s 1999 Stock and Incentive Plan, Triton’s Directors’ Stock and Incentive Plan or the ratification of the appointment of the independent auditor.

      Stockholders withholding authority or voting against any or all proposals will be deemed present at the Annual Meeting for the purpose of determining whether a quorum has been constituted and will count in the calculation of the number of votes entitled to be cast by the issued and outstanding Class A common stock present at the Annual Meeting and entitled to vote. A “broker non-vote” occurs when a nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have the discretionary voting power and has not received instructions from the beneficial owner with respect to such matter. Broker non-votes are deemed present for the purpose of determining whether a quorum has been constituted, have the effect of votes to withhold authority in connection with the election of directors, and have the effect of a vote against the ratification of the appointment of the independent auditor. Also, the New York Stock Exchange precludes its member organizations from giving a proxy to vote on equity compensation plans unless the beneficial owner of the shares has given voting instructions. Accordingly, with respect to approval of the amendment of Triton’s 1999 Stock and Incentive Plan and of Triton’s Directors’ Stock and Incentive Plan, brokers who are New York Stock Exchange members do not have discretionary authority to vote shares for beneficial owners who do not provide instructions. In addition, under the New York Stock Exchange rules, approval of the amendment of Triton’s 1999 Stock and Incentive Plan and of Triton’s Directors’ Stock and Incentive Plan requires approval by a majority of votes cast on each proposal, provided that the total vote cast on each proposal represent over 50% in interest of all securities entitled to vote on such proposal. The New York Stock Exchange takes the position that a broker non-vote is not a “vote cast” with respect to approval of the amendment of Triton’s 1999 Stock and Incentive Plan or of Triton’s Directors’ Stock and Incentive Plan. Accordingly, broker non-votes have to be subtracted when determining whether the 50% in interest test has been met with respect to such proposals.

Voting by Proxy

      If a stockholder is a corporation or a partnership, a duly authorized person must sign the accompanying proxy card in the full corporate or partnership name. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

      Any proxy duly given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy (i) by written notice to the Corporate Secretary at our Corporate Headquarters, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, (ii) by a later-dated proxy signed and returned by mail before the Annual Meeting or (iii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

      If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under the rules of the New York Stock Exchange, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, for which no instructions are received, such shares will be treated as broker non-votes and will have the effect discussed above under “Voting Securities.”

ELECTION OF CLASS II DIRECTORS

(Proposal No. 1)

      The Board of Directors presently consists of seven members. Triton’s Second Restated Certificate of Incorporation provides that the Board of Directors will be divided into three classes, as nearly equal in number as possible. Each director serves a three-year term, and one class is elected at each year’s annual meeting of stockholders. The term of the Class II directors will expire at the 2007 Annual Meeting, the term of the Class III directors will expire at the 2005 Annual Meeting, and the term of the Class I directors will expire at the 2006 Annual Meeting, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that annual meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified.

      Because the term of the Class II directors expires this year, stockholders will vote upon the election of two Class II directors at the Annual Meeting. The Nominating Committee of the Board of Directors has nominated David N. Watson and Mathias DeVito for Class II directors. The Nominating/ Corporate Governance Committee reviewed several candidates in its search for suitable directors to fill the vacancies created by the retirement of Steven Skinner and the resignation of AT&T Wireless’ representative in 2003, as well as the expansion of the Board provided under an amendment to Triton’s stockholders’ agreement. The candidates ultimately selected to serve as Class II directors, Mr. DeVito and Mr. Watson, were recommended by one of the independent directors and Triton’s Chief Executive Officer, respectively.

      Unless otherwise directed in the proxy, the persons named in the enclosed proxy, or the persons’ substitute, will vote the proxy for the election of the nominees identified below as a Class II directors for a three-year term and until their respective successors are elected and qualified. The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If, at the time of the Annual Meeting, either of the nominees is unable or unwilling to serve as a director of Triton, the persons named in the proxy intend to vote for such substitutes as may be nominated by the Nominating/ Corporate Governance Committee.

Name	Age	Position

Present Class II Directors and Nominees for Election to Serve Until the 2007 Annual Meeting

David N. Watson	45	Director
Mathias DeVito	73	Director

Present Class III Directors Elected to Serve Until the 2005 Annual Meeting

Michael E. Kalogris	54	Chairman of the Board of Directors and Chief Executive Officer
Rohit M. Desai	65	Director
Eric Haskell	57	Director

Present Class I Directors Elected to Serve Until the 2006 Annual Meeting

Scott I. Anderson	45	Director
Arnold L. Chavkin	52	Director

      Michael E. Kalogris has served as Chairman of the Board of Directors and as Chief Executive Officer of Triton since its inception. Mr. Kalogris was previously the Chairman of Triton Cellular Partners, L.P., which specialized in acquiring and operating rural cellular properties. The assets of Triton Cellular Partners, L.P. were sold in 2000 for approximately $1.24 billion. Prior to Triton Cellular Partners, L.P., Mr. Kalogris was President and Chief Executive Officer of Horizon Cellular Group, which he joined on October 1, 1991. Under Mr. Kalogris’ leadership, Horizon Cellular Group became the fifth-largest independent cellular company in the United States, specializing in suburban markets and small cities encompassing approximately 3.2 million potential customers and was sold for approximately $575.0 million. Prior to joining Horizon Cellular Group, Mr. Kalogris served as President and Chief Executive Officer of Metrophone, a cellular carrier in Philadelphia, the nation’s fifth-largest market. Mr. Kalogris is a member of the board of directors of the Cellular Telecommunications Industry Association and serves on its Executive Committee. He is also a member of the advisory board of Waller Capital Media Partners and the board of directors of Paoli Hospital.

      Rohit M. Desai has served as a Director of Triton since May 2002. Mr. Desai has been Chairman of the Board and President of Desai Capital Management Incorporated, a registered investment advisor, since 1984. He also serves as a director of The Rouse Company, Finlay Enterprises, Inc., Sitel Corporation and Independence Community Bank.

      Scott I. Anderson has served as a Director of Triton since February 1998. He is currently a member of the board of directors of Wireless Facilities, Inc., an observer to the board of directors of Telephia, Inc. and Callvision, Inc. and a principal of Cedar Grove Partners, LLC and Cedar Grove Investments. He was a director of TeleCorp PCS until its merger into AT&T Wireless Services, Inc. in February 2002. Mr. Anderson was previously Senior Vice President for Acquisitions and Development at AT&T Wireless Services, Inc., formerly McCaw Cellular Communications, Inc., which he joined in 1986, and a director of Horizon Cellular Group.

      Arnold L. Chavkin has served as a Director of Triton since February 1998. Mr. Chavkin was previously a member of the advisory board of Triton Cellular Partners, L.P. and is currently a director of ASAT Limited, Brand Services, Inc., Crown Media Holdings, Inc., Encore Acquisition Company and Latigo Petroleum, Inc. He also serves on the Advisory Investment Board of the Asia Development Partners Fund. Mr. Chavkin is the Chief Investment Officer in the New York office of J.P. Morgan Partners, LLC (formerly Chase Capital Partners). He participates in the general management of the firm, as well as having specific responsibility for overseeing the International and Industrial Growth activities and certain other investment focus areas for J.P. Morgan Partners, LLC. Prior to joining Chase Capital Partners, he was a member of Chemical Bank’s merchant banking group and a generalist in its corporate finance group specializing in mergers and acquisitions and private placements for the energy industry.

      Mathias DeVito has served as a Director of Triton since August 2003. Mr. DeVito is Chairman Emeritus of The Rouse Company. The Rouse Company owns and operates office and industrial buildings and large scale community developments across the United States. Mr. DeVito joined The Rouse Company as Senior Vice President and General Counsel in 1970, in that same year, he became Executive Vice President and Chief Operations Officer. In 1973, he was elected President, and in 1979, he was elected Chief Executive Officer of The Rouse Company. In 1984, he assumed the additional post of Chairman of the Board. In 1995, Mr. DeVito retired as the Chief Executive Officer, and in 1997, he stepped down as the Chairman of the Board of The Rouse Company. Prior to joining the Rouse Company, Mr. DeVito was the Assistant Attorney General of Maryland from 1963 through 1964 and a partner in the law firm of Piper & Marbury, now known as Piper & Rudnick, from 1965 through 1970. Mr. DeVito also serves as a director of Mars Super Markets and Sitel Corporation, and is Chairman of the Advisory Boards of certain investment funds affiliated with Desai Capital Management. He is also a member of the Board of Trustees of the Maryland Institute, College of Art.

      Eric Haskell has served as a Director of Triton since November 2003. Mr. Haskell has been Vice President, Executive Senior Vice President and Chief Financial Officer of Systems & Computer Technology Corporation (SCT) since 1989. SCT is a global provider of technology solutions for colleges and universities. Prior to joining SCT in 1989 as Vice President and Chief Financial Officer, he was Chief Financial Officer for Williams Holdings, Inc., which he joined in 1976 and Transamerica Delaval which he joined in 1976. Mr. Haskell previously was a manager with Ernst & Ernst, now known as Ernst & Young. He also serves as a director of SCT.

      David N. Watson has served as a Director of Triton since January 2004. Mr. Watson has been Executive Vice President of Sales, Marketing and Customer Service for Comcast Cable, a cable and broadband communications provider since 1998. Prior to joining Comcast Cable in 1998, he served as President of Comcast Cellular Communications, Inc., which he joined as Senior Vice President of Sales and Marketing in 1991. Previously, Mr. Watson headed Sales and Marketing efforts at Bell Atlantic Mobile and Metrophone. He also as serves on the Board of Directors of InDemand, the Cable Telecommunications Association for Marketing (CTAM) and on the Education Committee of the Police Athletic League of Philadelphia.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Security Ownership of Management and Certain Beneficial Owners

      The following table sets forth, as of March 10, 2004, the number of shares of Class A common stock beneficially owned by (i) each current director, (ii) each director nominee, (iii) each current executive officer, (iv) all current directors and executive officers as a group and (iv) each of Triton’s stockholders who, based on Triton’s records, was known to Triton to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 5% of the Class A common stock.

	Number of		Percentage of
	Voting Shares		Voting Shares
Name and Address of Beneficial Owner(1)	Beneficially Owned		Beneficially Owned

Michael E. Kalogris	3,078,080	(7)	5.1%
David D. Clark	581,773	(8)	1.0
Daniel E. Hopkins	211,620	(9)	*
William A. Robinson	159,820	(10)	*
Glen Robinson	240,324	(11)	*
Glen Mella	100,000	(12)	*
Laura Shaw-Porter	83,001	(13)	*
Scott I. Anderson	40,143	(14)	*
Arnold L. Chavkin(2)	19,000	(15)	*
Rohit M. Desai(4)	38,750	(16)	*
Mathias DeVito	—		*
Eric Haskell	—		*
David N. Watson	—		*
J.P. Morgan Partners (23A SBIC), L.P.(2)	9,018,907		14.8
Desai Capital Management Incorporated(4)	9,177,409	(17)	15.1
AT&T Wireless PCS LLC(3)	12,504,720	(18)	17.0
T. Rowe Price Associates, Inc.(5)	3,217,300	(19)	5.3
Morgan Stanley(6)	3,095,035	(20)	5.1
All directors and executive officers as a group (13 persons)	4,552,511		7.5%

*	Represents less than 1%.

(1)	Unless otherwise indicated, the address of each person listed in this table is c/o Triton Management Company, 1100 Cassatt Road, Berwyn, Pennsylvania 19312.

(2)	Mr. Chavkin is an Executive Vice President of the managing member of J.P. Morgan Partners (23A SBIC), L.P. and the Chief Investment Officer in the New York office of J.P. Morgan Partners, LLC. Mr. Chavkin disclaims beneficial ownership of any shares held by J.P. Morgan Partners (23A

SBIC), L.P., except to the extent of his pecuniary interest therein. The address of J.P. Morgan Partners (23A SBIC), L.P. is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, 39th Floor, New York, New York 10020. In addition to the shares of Class A common stock listed in the table, J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. hold 7,549,104 shares and 376,995 shares, respectively, of Class B non-voting common stock, which constitutes all of the outstanding shares of Class B non-voting common stock. The Class B non-voting common stock is convertible on a one-for-one basis into shares of Class A common stock, provided that J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. can only convert their shares at a time when they are not an affiliate of Triton or upon sale to a person that is not an affiliate of Triton. If J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. converted all of their shares of Class B non-voting common stock into Class A common stock, such shares would represent 11.5% of the outstanding shares of Class A common stock. J.P. Morgan Partners (23A SBIC) L.P., J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. are subsidiaries of J.P. Morgan Chase & Co.

(3)	The address of AT&T Wireless Services and AT&T Wireless PCS LLC is 7277 164th Avenue, NE, Building 1, Redmond, Washington 98052.

(4)	Mr. Desai is Chairman of the Board and President of Desai Capital Management Incorporated. Mr. Desai disclaims beneficial ownership of any shares held by such entity. The address of Desai Capital Management Incorporated is 410 Park Avenue, New York, New York 10022.

(5)	The information contained in the table and these footnotes with respect to T. Rowe Price Associates, Inc. is based solely on a filing on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003 reporting beneficial ownership as of December 31, 2003. The business address of the reporting party is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)	The information contained in the table and these footnotes with respect to Morgan Stanley is based solely on a filing on Schedule 13G reporting beneficial ownership filed with the Securities and Exchange Commission on February 17, 2004. The business address of the reporting entity is 1585 Broadway, New York, New York 10036.

(7)	Includes 63,177 shares of Class A common held under an amended and restated common stock trust agreement for management employees and independent directors, of which Mr. Kalogris is trustee. Of the remaining 3,014,903 shares of Class A common stock reported in the table, 682,500 shares are subject to forfeiture in accordance with Mr. Kalogris’ employment agreement.

(8)	Of the 581,773 shares of Class A common stock reported in the table, 230,022 shares are subject to forfeiture according to the terms of Mr. Clark’s employment agreement.

(9)	Of the 211,620 shares of Class A common stock reported in the table, 120,000 shares are subject to forfeiture according to the terms of letter agreements, dated as of July 15, 1999, November 24, 2000, May 1, 2001, May 1, 2002 and May 12, 2003, between Triton and Mr. Hopkins.

(10)	Of the 159,820 shares of Class A common stock reported in the table, 120,002 shares are subject to forfeiture according to the terms of letter agreements, dated as of June 30, 1999, August 15, 2000, May 1, 2001, May 1, 2002 and May 12, 2003, between Triton and Mr. W. Robinson.

(11)	Includes 84,897 shares of Class A common stock held directly by Mr. G. Robinson’s spouse. Mr. G. Robinson disclaims beneficial ownership of any shares held by his spouse. Of the 155,427 shares of Class A common stock held by Mr. G. Robinson and reported in the table, 120,000 shares are subject to forfeiture according to the terms of letter agreements, dated as of May 23, 2000, May 1, 2001, May 1, 2002 and May 12, 2003, between Triton and Mr. G. Robinson.

(12)	Of the 100,000 shares of Class A common stock reported in the table, 100,000 shares are subject to forfeiture according to the terms of letter agreements, dated as of August 11, 2003, between Triton and Mr. Mella.

(13)	Of the 83,001 shares of Class A common stock reported in the table, 59,548 shares are subject to forfeiture according to the terms of letter agreements, dated as of June 30, 1999, August 15, 2000, May 1, 2002 and May 1, 2003, between Triton and Ms. Shaw-Porter.

(14)	Of the 40,143 shares of Class A common stock reported in the table, 14,000 shares are subject to forfeiture according to the terms of an agreement dated June 24, 2002, between Triton and Mr. Anderson.

(15)	Of the 19,000 shares of Class A common stock reported in the table, 19,000 shares are subject to forfeiture according to the terms of an agreement dated July 1, 2002, between Triton and Mr. Chavkin.

(16)	Of the 38,750 shares of Class A common stock reported in the table, 19,000 shares are subject to forfeiture according to the terms of an agreement dated July 1, 2002, between Triton and Mr. Desai.

(17)	Consists of 4,936,832 shares of Class A common stock held by Private Equity Investors III, L.P. and 4,240,577 shares of Class A common stock held by Equity-Linked Investors-II, each an affiliate of Desai Capital Management Incorporated. The address for Private Equity Investors III, L.P. and Equity-Linked Investors-II is c/o Desai Capital Management Incorporated, 410 Park Avenue, New York, New York 10022.

(18)	Consists of 543,683.47 shares of Series D preferred stock convertible into 12,504,720 shares of Class A common stock. Shares of Series D preferred stock are convertible into an equivalent number of shares of Series C preferred stock at any time, and shares of Series C preferred stock are convertible into shares of Class A common stock or Class B non-voting common stock at any time. AT&T Wireless PCS also holds 786,253 shares of Triton’s Series A preferred stock. The Series A preferred stock provides for cumulative dividends at an annual rate of 10% on the $100 liquidation value per share plus unpaid dividends. These dividends accrue and are payable quarterly; however, we may defer all cash payments due to the holders until June 30, 2008, and quarterly dividends are payable in cash thereafter. Prior to 2004, all such dividends were deferred, and as of December 31, 2003, the aggregate liquidation value plus accrued and unpaid dividends was $140.3 million. Triton’s Board of Directors has declared a cash dividend payment with respect to the Series A preferred stock for the first quarter of 2004. The Board will consider Series A dividends on a quarter-by-quarter basis. The Series A preferred stock is redeemable at the option of its holders beginning in 2018 and at our option, at its liquidation value plus unpaid dividends, on or after February 4, 2008. On and after February 4, 2006, the Series A preferred stock is also convertible at the option of its holders for shares of our Class A common stock having a market value equal to the liquidation value plus unpaid dividends on the Series A preferred stock.

(19)	These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(20)	Morgan Stanley is reporting solely in its capacity as the parent company of, and indirect beneficial owner of securities held by, Morgan Stanley Capital Services Inc., a wholly owned subsidiary of Morgan Stanley. Accounts managed on a discretionary basis by Morgan Stanley Capital Services Inc. are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of Class A common stock; no such account holds more than 5% of the Class A common stock.

Board of Directors

      The Board of Directors met four times in 2003. All of the members of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which they served.

      The Board of Directors has affirmatively determined that each of Messrs. Anderson, Chavkin, Desai, DeVito, Haskell and Watson have no relationship with Triton that would interfere with the exercise of such director’s independence from Triton and its management and meets all other criteria of independence under the listing standards of the New York Stock Exchange. In accordance with the new listing standards of the New York Stock Exchange, the Board examined relevant facts and circumstances of transactions and relationships between Triton or its management and directors or their affiliates and among directors and their affiliates, including those reported under “Certain Relationships and Related Transactions — Relationships Involving Triton Directors.” The Board also considered shares beneficially owned by each of the directors, as set forth under “Security Ownership of Management and Certain Beneficial Owners,” although the Board generally believes that stock ownership tends to further align a director’s interests with those of Triton’s other stockholders. The purpose of this review was to determine whether any such transactions or relationships were inconsistent with a determination that the director is independent.

      Each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his duties, including by attending meetings of the stockholders of Triton, the Board of Directors and the Committees of the Board of Directors of which he is a member. Two members of the Board of Directors attended the 2003 annual meeting.

      Triton’s independent directors regularly meet in executive session as required by the rules of the New York Stock Exchange. The presiding director at these “executive session” meetings rotates among the independent directors in alphabetical order.

Stockholder Communications

      Any stockholder may communicate with the Board of Directors and its committees. The Board of Directors has established the following system to receive, track and respond to communications from stockholders addressed to Triton’s Board of Directors and its Committees and members.

      Any stockholder may address his or her communication to the Board of Directors, the independent directors, a Committee of the Board, or an individual Board member by sending a communication addressed to the recipient group or individual, care of Triton PCS Holdings, Inc. Corporate Secretary, 1100 Cassatt Road, Berwyn, Pennsylvania 19312. Depending on the subject matter of the communication, it may be forwarded to the director(s) to whom it is addressed, handled directly by management, or not forwarded if it is primarily commercial in nature, if it relates to an improper or irrelevant topics or if it requires investigation to verify its content. Communications regarding accounting, internal controls over financial reporting or auditing matters will be delivered to and reviewed by the Audit Committee.

      In addition, stockholders who prefer to send communications to the Board of Directors and its Committees via e-mail can send the communication to bod@tritonpcs.com. In addition to the Corporate Secretary, each board member has access to this e-mail address to review communications sent by stockholders of Triton.

Code of Conduct

      Triton has a Professional and Business Code of Conduct, which covers all directors, officers and employees. A copy of this code of conduct is available on Triton’s website, at www.tritonpcs.com, or a printed copy can be obtained by writing to Triton PCS Holdings, Inc., Corporate Secretary, 1100 Cassatt Road, Berwyn, Pennsylvania 19312.

      Triton has also adopted a Code of Ethics for Senior Financial Officers, which applies to our chief executive officer, our chief financial officer and our principal accounting officer and controller. A copy of this code of ethics is available on Triton’s website, at www.tritonpcs.com, or a printed copy can be obtained by writing to Triton PCS Holdings, Inc., Corporate Secretary, 1100 Cassatt Road, Berwyn, Pennsylvania 19312. Any amendments to this code of ethics, as well as any waivers that are required to be disclosed under the rules of the Securities and Exchange Commission or the New York Stock Exchange, will be posted on Triton’s website.

Corporate Governance Guidelines

      The Board of Directors has adopted Corporate Governance Guidelines that cover areas such as director responsibilities and qualifications, management succession and Board Committees. A copy of these Guidelines is available on Triton’s website, at www.tritonpcs.com, or a printed copy can be obtained by writing to Triton PCS Holdings, Inc., Corporate Secretary, 1100 Cassatt Road, Berwyn, Pennsylvania 19312.

Audit Committee of the Board of Directors

          General

      The Audit Committee met six times in 2003. The current members of the Audit Committee are Mr. Anderson, as chairman, Mr. DeVito, Mr. Haskell and Mr. Watson. For fiscal year 2003, the members of the Audit Committee were Mr. Anderson, Mr. Chavkin, Mr. Desai, Mr. DeVito and Mr. Haskell. Each current member of the Audit Committee has been found by the Board of Directors to have no relationship with Triton that would interfere with the exercise of their independence from Triton and its management, and meets all other criteria of independence under the listing standards of the New York Stock Exchange and Rule 10A-3 promulgated by the Securities and Exchange Commission. The Board of Directors has determined that Eric Haskell qualifies as an audit committee financial expert, as defined by Securities and Exchange Commission rules.

      The functions of the Audit Committee include: appointment of Triton’s independent accountants; reviewing with the independent accountants and Triton’s internal auditors their annual audit plans; reviewing management’s plans for engaging the independent accountants to perform management advisory services; discussing with management, the independent accountants and the internal auditors the adequacy of Triton’s internal controls and financial reporting process; monitoring significant accounting and reporting issues; and monitoring compliance with Triton’s policies relating to ethics and conflicts of interest. Both the independent accountants and the internal auditors have unrestricted access to the Audit Committee, including the opportunity to meet with the Audit Committee alone.

      The Audit Committee utilizes a policy pursuant to which the audit, audit-related and permissible non-audit services to be performed by the independent auditor are pre-approved prior to the engagement to perform such services. Prior to the Audit Committee’s regular meeting in May of each year, the independent auditor will submit engagement letters and proposed fees for annual audit services to be performed that year. Pre-approval for other audit and permitted non-audit services is generally provided on an quarterly basis, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval policy and the fees for the services performed to date. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee, and any approvals made pursuant to this delegated authority will be reported to the Audit Committee at its next meeting.

Audit Committee Report

      The Audit Committee operates under a written charter adopted by the Triton Board of Directors, a copy of which is available on Triton’s website, at www.tritonpcs.com, and also is attached as Exhibit A to this Proxy statement.

      Management is responsible for Triton’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Triton’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

      In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Communication with Audit Committees).

      Triton’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with

Audit Committee), and the Audit Committee discussed with the independent accountants the firm’s independence.

      Based upon the Audit Committee’s review and discussions with management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Triton’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

      The Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of non-audit services to Triton is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The Audit Committee has approved PricewaterhouseCoopers LLP as Triton’s independent accountants for the fiscal year ending December 31, 2004.

Scott I. Anderson
Arnold L. Chavkin
Rohit M. Desai
Mathias DeVito
Eric Haskell

Audit Fees

      The aggregate audit fees billed for professional services rendered by PricewaterhouseCoopers LLP were $305,410 and $452,210 in 2002 and 2003, respectively. The fees incurred in 2002 were comprised of $272,000 of billings for the audit of Triton’s annual financial statements and the reviews of Triton’s quarterly financial statements and $33,410 of billings for services provided in connection with documents filed with the Securities and Exchange Commission. The fees incurred in 2003 were comprised of $320,000 of billings for the audit of Triton’s annual financial statements and the reviews of Triton’s quarterly financial statements and $132,210 of billings for services provided in connection with documents filed with the Securities and Exchange Commission.

Audit-Related Fees

      The aggregate fees billed for audit-related services rendered by PricewaterhouseCoopers LLP were $23,000 and $35,900 in 2002 and 2003, respectively. The fees incurred in 2002 and 2003 were primarily for the audit of Triton’s 401(k) Plan.

Tax Fees

      The aggregate fees billed for tax services rendered by PricewaterhouseCoopers LLP were $0 in both 2002 and 2003.

All Other Fees

      The aggregate fees billed by PricewaterhouseCoopers LLP for services other than those described above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees” were $85,753 and $2,800 in 2002 and 2003, respectively. The fees in 2002 were incurred primarily for accounting software support. The fees in 2003 were incurred for the licensing of a proprietary on-line accounting research library.

      None of the non-audit services provided by PricewaterhouseCoopers in 2003 were pre-approved pursuant to the “de minimis” exception provided in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended.

Nominating/Corporate Governance Committee of the Board of Directors

      The Nominating/Corporate Governance Committee met five times in 2003. The current members of the Nominating/ Corporate Governance Committee are Mr. Desai, as chairman, Mr. Chavkin, Mr. Anderson and Mr. Haskell, each of whom is independent, as defined by the current listing standards of the New York Stock Exchange. The Nominating/ Corporate Governance Committee operates pursuant to a written charter, a copy of which is available at on Triton’s website, www.tritonpcs.com.

      The functions of the Nominating/ Corporate Governance Committee include considering candidates to serve as members of the Board of Directors and nominating qualified persons for election at the annual meeting of stockholders. The Nominating/ Corporate Governance Committee will consider nominees recommended by stockholders who follow the procedures set forth in Triton’s bylaws. For more information, see “Submission of Stockholder Proposals” below. The Nominating/ Corporate Governance Committee will identify individuals qualified to become members of the Board of Directors and recommend candidates to fill new or vacant positions. In recommending such candidates, the Nominating/ Corporate Governance Committee will consider such factors as it deems appropriate to assist in developing a Board of Directors and Committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board of Directors and any Committees of the Board of Directors. All potential director candidates, regardless of source, are reviewed under the same process.

      To date, no stockholder or group of stockholders owning more than 5% of Triton’s Class A common stock for at least one year has put forth any director nominees. The Nominating/ Corporate Governance Committee, however, is responsible for considering and making recommendations to the Board concerning director nominees by stockholders. Stockholders wishing to nominate a director should follow Triton’s nominating process set forth above and more fully described in Triton’s bylaws. The Nominating/ Corporate Governance Committee would evaluate director nominees proposed by stockholders in the same manner that all director nominees are evaluated.

      The Nominating/ Corporate Governance Committee also will comply with the separate nominating provisions set forth in Triton’s bylaws with respect to the right of holders of Triton’s Series A convertible preferred stock to nominate one Class II director pursuant to Triton’s second restated certificate of incorporation and the right of certain cash equity investors to nominate one Class I director and one Class II director pursuant to Triton’s stockholders’ agreement.

Compensation Committee of the Board of Directors

General

      The Compensation Committee met six times in 2003. The current members of the Compensation Committee are Mr. Chavkin, as chairman, Mr. Desai, Mr. DeVito and Mr. Watson, each of whom is independent, as defined by the current listing standards of the New York Stock Exchange. The Compensation Committee operates pursuant to a written charter, a copy of which is available on Triton’s website, at www.tritonpcs.com.

      The functions of the Compensation Committee include: overseeing the administration of Triton’s compensation policies and practices; establishing and administering the compensation plans of members of senior management and authorizing any adjustments thereto; administering Triton’s Stock and Incentive Plan and authorizing all awards granted thereunder; administering Triton’s Employee Stock Purchase Plan; and reporting annually to the stockholders of Triton on matters concerning the compensation of executives of Triton.

Compensation Committee Report on Executive Compensation

      The Compensation Committee consists of four non-employee directors. The Compensation Committee regularly reviews Triton’s executive compensation policies and practices and establishes the salaries of executive officers.

      Executive Compensation Policy. The Compensation Committee’s executive compensation policy is founded on principles that guide Triton in establishing all of its compensation programs. Triton designs compensation programs to attract, retain and motivate highly talented individuals at all levels of the organization. In addition, the programs are designed to be cost-effective and to treat all employees fairly. To that end, all programs, including those for executive officers, share these characteristics:

•	Compensation is based on the level of job responsibility, individual performance and Triton’s performance. Members of senior management have a greater portion of their pay based on Triton’s performance than other employees.

•	Compensation also reflects the value of the job in the marketplace. To retain its highly skilled work force, Triton strives to remain competitive with the pay of other highly respected employers who compete with Triton for talent.

•	To align the interests of employees with those of stockholders, Triton provides employees at all levels of the organization the opportunity for equity ownership through various Triton programs. In addition, executive officers and other key employees have the opportunity to build more substantial equity ownership through Triton’s stock plans.

•	Compensation programs are developed and administered to foster the long-term focus required for success in the wireless communications industry.

      The Compensation Committee believes that Triton’s executive compensation program reflects the principles described above and provides executives strong incentives to maximize Triton’s performance and, therefore, enhance stockholder value. The program consists of both annual and long-term components. The Compensation Committee believes that the executive compensation program should be considered as a whole in order to properly assess whether it is attaining its objectives.

      In establishing total compensation, the Compensation Committee considers various measures of Triton’s historical and projected performance. This data forms the basis for the Compensation Committee’s assessment of the overall performance and prospects of Triton that underpin the Compensation Committee’s judgment in establishing total compensation ranges. In evaluating these factors, the Compensation Committee assigns each measure relative weighted values.

      Triton also retains independent compensation and benefits consultants to assist in evaluating executive compensation programs. The use of independent consultants provides additional assurance that Triton’s programs are reasonable and appropriate to Triton’s objectives.

Components to Executive Compensation.

•	Annual Cash Compensation. Annual cash compensation for 2003 executives consisted of two components: base salary and a cash bonus.

Base salaries and cash bonuses are determined with reference to Triton and individual performance for the previous year, internal relativity and market conditions, including pay at wireless communications companies of like size and stature to Triton, and general inflationary trends. Assessment of individual performance includes considerations of a person’s impact on financial performance as well as judgment, creativity, effectiveness in developing employees and contributions to improvement in the quality of Triton’s products, services and operations.

Cash bonuses are generally paid based on predetermined annual goals. For 2003, these goals included company performance against predetermined company operating metrics (such as gross subscriber additions, cost per gross added subscriber, subscriber churn and average revenue per subscriber); predetermined departmental operating metrics; predetermined departmental income and expense targets and improved operational performance year-over-year. A portion of the executive bonuses for 2003 were determined in accordance with these standards.

In 2003, the employment agreement previously entered into with Mr. Clark was scheduled to expire. In consideration of his past performance and the performance of Triton, Triton and Mr. Clark entered into an extension of Mr. Clark’s employment agreement. In connection with the execution of that extension, Mr. Clark was paid a one-time bonus of $258,500. A portion of this bonus may be forfeited should Mr. Clark terminate his employment prior to the expiration of his employment agreement in certain circumstances. As part of the extension of his employment agreement, Mr. Clark agreed to restrictions on the disposition of his Triton stock that prohibit the sale of that stock for less than a specified price, except in certain limited circumstances.

In 2003, Triton also adopted a four-year retention program. Under that program, executive officers other than the Chief Executive Officer and Chief Financial Officer, each of whom is a long-term employee of the Company, entered into Executive Retention Bonus Agreements. The adoption of this bonus arrangement is intended to be a one-time event and the Executive Retention Bonus Agreements were designed to enhance Triton’s ability to retain valuable executive employees and to align those employees’ long-term interests with the long-term interests of Triton. Under these agreements, the covered executives may be entitled to receive specified bonus payments over a four-year period, provided, the individual executive remains employed with the company, the executive’s performance satisfies applicable standards and the executive agrees to restrictions on the disposition of their Triton stock. The restrictions related to the disposition of Triton stock generally prohibit the sale of stock for less than a specified price, except in certain limited circumstances. Mr. Kalogris and Mr. Clark are subject to identical restrictions as agreed to in connection with the extension of their respective employment agreements entered into in 2003.

As noted above, Triton uses the data from companies of like size and stature, as well as other market data to test for reasonableness and competitiveness of base salaries and bonuses. The Compensation Committee also exercises subjective judgment in view of Triton’s compensation objectives.

•	Long-Term Incentive Compensation. Long-term incentive awards generally will be provided under Triton’s Stock and Incentive Plan, which is administered by the Compensation Committee. The intent of such awards is to provide the recipient with an incentive to perform at levels that will result in improved performance by Triton and enhanced stock value. These awards generally vest over a four-year period commencing on the date of grant.

Triton uses the data from companies of like size and stature, as well as other market data to test for reasonableness and competitiveness of its long-term incentive compensation. The Compensation Committee also exercises subjective judgment in view of Triton’s long-term incentive objectives.

      Chief Executive Officer Compensation. The executive compensation policy described above was applied in establishing the 2003 compensation for Mr. Kalogris, with the basic compensation levels determined pursuant to his employment agreement. Mr. Kalogris participated in the same executive compensation plans available to Triton’s other executives.

      In 2003, Mr. Kalogris had a base salary of $448,288. Mr. Kalogris’ bonus is primarily based on established goals. For 2003, these goals included company performance against predetermined company operating metrics (such as gross subscriber additions, cost per gross added subscriber, subscriber churn and average revenue per subscriber); company performance relative to industry comparables; successful execution of Triton’s long term plan (such as improving liquidity); and improved operational performance year-over-year. Triton’s performance against the predetermined operating metrics was weighted at 75% with the other aforementioned goals having a consolidated weight of 25%. Based upon Triton’s performance versus established goals and Mr. Kalogris’ individual performance, the Compensation Committee determined that an annual cash bonus of $453,200 had been earned in 2003. In addition, in 2003, the employment agreement previously entered into with Mr. Kalogris was scheduled to expire. In consideration of his past performance and the performance of Triton, Mr. Kalogris and Triton entered into an extension of Mr. Kalogris’ employment agreement in 2003. In connection with the execution of that extension, Mr. Kalogris was paid a one-time bonus of $453,200. A portion of this bonus may be forfeited should Mr. Kalogris terminate his employment prior to the expiration of his employment agreement in certain circumstances. As part of that extension, Mr. Kalogris agreed to restrictions on disposition of his Triton stock that prohibit the sale of that stock for less than a specified price, except in certain limited circumstances.

      Tax Deductibility Considerations. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers named in this proxy statement, unless certain requirements are met. It is the present intention of the Compensation Committee to preserve the deductibility of compensation under Section 162(m) to the extent the Compensation Committee believes that doing so would be consistent with the best interests of stockholders.

Arnold L. Chavkin
Rohit M. Desai
Mathias DeVito
David N. Watson

Compensation of Directors

      Non-employee members of the Board of Directors receive compensation of $15,000 per year, plus $2,500 for each meeting they attend in person or telephonically if scheduled as a conference call or $1,000 for each scheduled in-person meeting they participate in via conference call. Non-employee directors also receive compensation of $10,000 per year for each Committee on which they serve, plus $1,750 for each Committee meeting they attend in person or telephonically, and the Chairman of each Committee receives an additional $5,000 annual retainer. All directors are reimbursed for expenses for every Board and Committee meeting attended. The Board has approved a grant of 45,000 restricted shares to be awarded to each non-employee director and, in recognition of his service as a director in 2003, an additional grant of 2,000 shares to Mr. DeVito, all subject to the stockholders approving the Directors’ Stock and Incentive Plan, which is being submitted to stockholders as Proposal No. 3. Non-employee director stock awards are subject to a three-year vesting schedule and certain selling restrictions.

Executive Officers

      The executive officers of Triton who are not directors are set forth below.

      David D. Clark, 39, has served as Executive Vice President, Chief Financial Officer and Secretary of Triton since its inception. Mr. Clark served as Chief Financial Officer of Triton Cellular Partners, L.P. from inception through April 2000. Before joining Triton, he was a Managing Director at Furman Selz L.L.C. specializing in communications finance, which he joined in February 1996. Prior to joining Furman Selz, Mr. Clark spent over ten years at Citibank N.A. and Citicorp Securities Inc. as a lending officer and a high yield finance specialist.

      Glen Mella, 46, has served as Senior Vice President of Marketing and Sales of Triton since August 2003. Mr. Mella joined Triton from CRS Retail Systems, a provider of point-of-sale and multi-channel software to the retail industry, where he served as President of the Corporate Systems Group. Prior to that, Mr. Mella was President and Chief Executive Officer of Found Inc., a software company based in Salt Lake City, which he joined in 2001. Found Inc. was acquired by CRS Retail Systems in October 2002. Mr. Mella previously served as Senior Vice President of Marketing and Business Development for TenFold Corporation of Salt Lake City from 1997 through 2001. Prior to that, Mr. Mella served as General Manager/ Vice President of Marketing at Novell Inc. from 1993 through 1996, he also served as a Director of Marketing at Dial Corporation and as a Product Manager for Frito-Lay/ Pepsi Company.

      Daniel E. Hopkins, 39, has served as Senior Vice President and Treasurer of Triton since April 2001 and as Vice President and Treasurer from July 1998 through March 2001. Mr. Hopkins served as Vice President of Finance and Treasurer for Triton Cellular Partners, L.P. from July 1998 through April 2000. From May 1994 until joining Triton, he was a Vice President at PNC Bank, where he focused primarily on the financing of telecommunications ventures. Mr. Hopkins has over ten years of banking experience, primarily in the areas of Communications Finance and Acquisitions/ Leveraged Finance.

      Glen Robinson, 45, has served as Senior Vice President of Technology of Triton since January 2001 and as Senior Vice President of Engineering and Information Technology from April 2000 through December 2000. Before joining Triton, Mr. Robinson served as Chief Technology Officer of Triton Cellular Partners, L.P. from July 1998 through March 2000 and served as Director of Technical Operations for AT&T Wireless’ Philadelphia OCS and Pittsburgh Cellular Markets from September 1994 through June 1998. Mr. Robinson has over twenty years of telecommunications experience, primarily in the area of engineering.

      William A. Robinson, 37, has served as Senior Vice President of Operations and Controller of Triton since September 2003, Senior Vice President of Operations from January 2001 through August 2003 and as Vice President and Controller from March 1998 through December 2000. Before joining Triton, Mr. Robinson served as Director, Financial Reporting for Freedom Chemical Company from June 1997 through March 1998 and Director, Financial Analysis, Planning and Budgeting for Centeon L.L.C. from December 1995 through June 1997.

      Laura M. Shaw-Porter, 38, has served as Senior Vice President of Human Resources since September 2003 and as Vice President of Human Resources from February 1999 through August 2003. Ms. Shaw-Porter joined Triton as the Director of Human Resources in August 1998. Before joining Triton, Ms. Shaw-Porter served as Director of Human Resources for US Physicians, Inc. from 1993 through 1998.

Equity Compensation Plan Information

      The following table summarizes information about our equity compensation plans as of December 31, 2003. All outstanding awards relate to our Class A common stock.

	A	B	C

			Number of securities
			remaining available for future
	Number of securities to	Weighted-average	issuance under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities reflected
	warrants and rights	warrants and rights	in column A)

Equity Compensation plans approved by security holders
Employee Stock Purchase Plan(1)	—	—	440
1999 Stock and Incentive Plan(2)	—	—	473,236
Equity compensation plans not approved by security holders
Director Stock Grants(3)	—	—	—

Total	—	—	473,676

(1)	Triton commenced an Employee Stock Purchase Plan on January 1, 2000. Under the terms of this plan, during any calendar year there are four three-month offering periods during which employees can participate. The purchase price is determined at the discretion of the Compensation Committee but shall not be less than the lesser of: (i) 85% of the fair market value on the first business day of each offering period or (ii) 85% of the fair market value on the last business day of the offering period. Since the plan’s inception through December 31, 2003, Triton issued 299,560 shares of Class A common stock, at an average per share price of $9.11. Following these issuances, Triton has 440 shares available under the plan. Offerings under the plan were suspended as of January 2003.

(2)	Triton has made grants of restricted stock under its 1999 Stock and Incentive Plan to provide an incentive to key employees to further align the interests of such individuals with those of its stockholders. Grants of restricted stock generally are made annually and deferred compensation is recorded for these awards based upon the stock’s fair value at the date of issuance. Generally, grants vest over a four to five year period. As of December 31, 2003, 4,481,259 shares of restricted stock had been issued and 473,236 restricted shares were available to be issued under the Stock and Incentive Plan.

(3)	Triton awarded an aggregate of 82,500 restricted shares of Class A common stock at an average per share price of $4.11 to its independent directors in 2002. These awards vest in equal installments over a five-year period, with the first installment vesting on June 1, 2003. The restricted stock awards to Triton’s independent directors were not approved by Triton’s stockholders.

Executive Compensation

Summary Compensation Table

		Annual Compensation
					Restricted Stock	All Other
Name and Principal Position	Year	Salary	Bonus(3)	Other	Awards(1)	Compensation(2)

Michael E. Kalogris	2003	$448,288	$906,400	—	$680,225	$2,870
Chairman of the Board of Directors	2002	$412,000	$309,000	—	—	$2,467
and Chief Executive Officer	2001	$411,481	$309,000	—	$25,603,500	$2,311
David D. Clark	2003	$257,868	$517,000	—	$276,575	$5,298
Executive Vice President,	2002	$235,000	$176,250	—	—	$5,590
Chief Financial Officer and Secretary	2001	$234,712	$206,000	—	$5,926,619	$5,340
Daniel E. Hopkins	2003	$181,968	$228,572	—	$123,089	$5,242
Senior Vice President and Treasurer	2002	$174,969	$132,600	—	$420,000	$5,590
	2001	$163,846	$149,000	—	$1,438,799	$5,340
Glen Robinson	2003	$181,968	$159,620	—	$104,650	$5,236
Senior Vice President of Technology	2002	$174,969	$110,500	—	$420,000	$4,911
	2001	$168,852	$128,000	—	$984,750	$3,307
William A. Robinson	2003	$183,260	$137,520	—	$123,095	$5,242
Senior Vice President of Operations	2002	$174,969	$88,400	—	$420,000	$5,590
and Controller	2001	$166,346	$128,000	—	$1,192,611	$5,340

(1)	The executive officers named in the table held the following restricted shares of Triton’s Class A common stock as of December 31, 2003, with the market value, based on the December 31, 2003 closing price of $5.58 per share, indicated: (a) Mr. Kalogris held 682,500 restricted shares, which had an aggregate value of $3,808,350, (b) Mr. Clark held 230,022 restricted shares, which had an aggregate value of $1,283,523, (c) Mr. Hopkins held 120,000 restricted shares, which had an aggregate value of $669,600, (d) Mr. G. Robinson held 120,000 restricted shares, which had an aggregate value of $669,600, and (e) Mr. W. Robinson held 120,002 restricted shares, which had an aggregate value of $669,611. All such shares of Class A common stock vest over a five-year period commencing on the date of grant, unless specifically noted below. The value of the Class A common stock, at the date of grant, ranged between $2.86 and $5.38 per share for all grants made in 2003, was $8.40 per share for all grants made in 2002, was $39.39 per share for all grants made in 2001, ranged between $38.00 and $46.44 per share in 2000 and ranged between $3.91 and $14.40 per share for all grants made in 1999.

The foregoing reflects the shares that remain subject to forfeiture at December 31, 2003. See “Principal Stockholders.”

In 2001, Mr. Kalogris received an award of 650,000 shares and Mr. Clark received an award of 150,460 shares which vest as follows: 15% vest per year for two years beginning May 1, 2002 and 35% vest per year for two years beginning May 1, 2004. In 2003, Mr. Kalogris received an award of 227,500 shares and Mr. Clark received an award of 92,500 shares which vest 100% as of May 1, 2006. In 2003, Mr. Hopkins received an award of 41,167 shares and Mr. W. Robinson received an award of 41,169 shares which vest as follows: 20.6% for the year ending May 1, 2005, 30.8% for the year ending May 1, 2006 and 48.6% for the year ending May 1, 2007. In 2003, Mr. G. Robinson received an award of 35,000 shares which vests 42.9% for the year ending May 1, 2006 and 57.1% for the year ending May 1, 2007. Notwithstanding the vesting schedules set forth above, all restricted shares vest in specified circumstances constituting a change of control.

(2)	Reflects matching contributions to Triton’s 401(k) plan made by Triton on behalf of the named executive officers during 2003 and insurance premiums paid by Triton during the same period for term life insurance secured for the benefit of the executive officers, as follows: Mr. Kalogris $2,798 and $72, respectively; Mr. Clark $5,226 and $72, respectively; Mr. Hopkins $5,170 and $72, respectively; Mr. G. Robinson $5,164 and $72, respectively; and Mr. W. Robinson $5,170 and $72, respectively.

(3)	Mr. Kalogris’ and Mr. Clark’s 2003 bonus includes a signing bonus paid in accordance with their amended employment agreements. Mr. Hopkins, Mr. G. Robinson and Mr. W. Robinson were each paid a bonus of $44,700 in 2003 in accordance with their Executive Retention Bonus Agreements.

Employment Agreements

      On February 4, 1998, Triton entered into an employment agreement for a five-year term with Michael E. Kalogris, Chairman of Triton’s Board of Directors. On May 24, 2001, Triton entered into an employment agreement for a three-year term with David D. Clark, Triton’s Executive Vice President, Chief Financial Officer and Secretary, effective as of January 1, 2000. On May 6, 2003, each of these employment agreements was amended to extend the terms of Mr. Kalogris’ and Mr. Clark’s employment through February 3, 2006. The amended employment agreements also prohibit Mr. Kalogris and Mr. Clark, except in certain limited situations, from transferring their shares of Triton’s Class A common stock during the three-year extended period. Upon executing their revised employment agreements, Mr. Kalogris and Mr. Clark received a bonus in the amount of $453,200 and $258,500, respectively. These bonus amounts are refundable in the event Mr. Kalogris’ or Mr. Clark’s employment with Triton is terminated for cause or in the event of a resignation other than for good reason. Each of these employment agreements, however, may be terminated earlier by either the executive officer or Triton. Each of these executive officers may terminate his employment agreement:

•	at any time at his sole discretion upon 30 days’ prior written notice, in the case of Mr. Kalogris, and 60 days’ prior written notice, in the case of Mr. Clark; and

•	immediately, upon written notice for good reason, which includes:

(a)	if there is a change of control, as defined in the employment agreement;

(b)	in the case of Mr. Clark, if he is demoted or removed from any of his positions or offices other than in accordance with his respective employment agreement, and in the case of Mr. Kalogris, if he is demoted, removed or not re-elected as Chairman of Triton’s Board of Directors. However, so long as Mr. Kalogris remains a member of Triton’s Board of Directors and Triton’s Chief Executive Officer, it is not considered good reason if Mr. Kalogris is no longer Chairman of Triton’s Board of Directors;

(c)	there is a material diminishment of the executive officer’s responsibilities, duties or status and that diminishment is not rescinded within 30 days after receiving written notice of the diminishment;

(d)	Triton fails to pay or provide benefits to the executive officer when due and does not cure that failure within 10 days of receiving written notice of that failure;

(e)	Triton relocates its principal offices more than 30 miles from its current headquarters without the consent of the executive officer;

(f)	Triton purports to terminate the executive officer for cause for any reason other than those permitted as for cause reasons under the employment agreement; or

(g)	with respect to Mr. Clark, if Mr. Kalogris’ employment with Triton terminates during the term of Mr. Clark’s employment.

      Triton may terminate each employment agreement:

•	at any time, upon written notice, without cause at Triton’s sole discretion;

•	for cause, as defined in the employment agreements; or

•	upon the death or disability of the executive officer.

      If Mr. Kalogris’ employment is terminated on or after the initial term of the employment agreement or due to Triton’s failure to renew the agreement, Triton will pay him a severance benefit in the amount of his base salary at that time. Mr. Kalogris’ employment agreement provides for an initial annual base salary of $453,200, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors, and an annual bonus in an amount up to 100% of his base salary based on Triton’s performance.

      In the case of Mr. Kalogris, in the event of any change of control, regardless of whether Mr. Kalogris terminates his employment agreement, all of his previously unvested shares will vest immediately.

      If Mr. Clark’s employment with Triton terminates, he will be entitled to receive the following:

•	unpaid salary earned for services rendered to Triton on or prior to the date of Mr. Clark’s termination of employment;

•	the vested portion of any stock award;

•	a prorated bonus, provided Mr. Clark’s employment is terminated for good reason, by Triton without cause, or due to death or disability;

•	a severance award equal to Mr. Clark’s base salary at the time of termination and payable over a 12-month period, provided that Mr. Clark’s employment is terminated for good reason, by Triton without cause, or due to disability; and

•	a portion of any unvested shares of Triton’s restricted stock issued to Mr. Clark, determined in accordance with the terms of the employment agreement.

      Mr. Clark’s employment agreement provides for an initial annual base salary of $258,500, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors, and an annual bonus in an amount up to 100% of his base salary based on Triton’s performance.

Performance Graph

      The following graph compares, for the period beginning October 27, 1999, when Triton’s Class A common stock was first publicly traded, and ending December 31, 2003, the cumulative total return of the Class A common stock to the cumulative total returns on:

•	the Nasdaq Telecommunications Index; and

•	the Standard & Poor’s 500 Stock Index.

      The comparison assumes $100 was invested on October 27, 1999 in our Class A common stock and in each of the foregoing indices and that all dividends were reinvested. Triton has not paid any dividends on its Class A common stock, and no dividends are included in the representation of Triton’s performance. Stock price performance on the graph below is not necessarily indicative of future price performance.

Compensation Committee Interlocks and Insider Participation

      The members of Triton’s Compensation Committee include Mr. Chavkin, who is the Chief Investment Officer in the New York office of J.P. Morgan Partners, LLC (formerly Chase Capital Partners). See “Certain Relationships and Related Transactions” for a description of various agreements between affiliates of this entity and Triton.

Certain Relationships and Related Transactions

      Triton is a party to the following agreements with management and its principal stockholders.

The Stockholders’ Agreement

      General. Triton has entered into an amended and restated stockholders’ agreement, dated as of October 27, 1999, with AT&T Wireless PCS LLC, which Triton refers to as AT&T Wireless PCS, its initial institutional investors, which Triton refers to as the cash equity investors, and certain of Triton’s current and former executive officers. Additional management stockholders and the independent directors have also agreed to be bound by the provisions of the stockholders’ agreement in connection with the issuance to them of Triton’s capital stock. The agreement, as amended, covers matters in connection with Triton’s management and operations and the sale, transfer or other disposition of Triton’s capital stock. References to “stockholders” in this section mean stockholders who are party to the stockholders’ agreement.

      Board of Directors. A board of directors divided into three classes and consisting of up to nine persons governs Triton. Actions of the board of directors require the affirmative vote of a majority of the entire board, although some transactions require a higher vote. The stockholders who are party to Triton’s stockholders’ agreement, other than J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P., have agreed that they will vote their shares together to elect as two of Triton’s directors the nominees selected by Triton’s cash equity investors and, so long as AT&T Wireless PCS has the right to nominate a director under Triton’s certificate of incorporation, to elect the AT&T Wireless PCS nominee.

      Representatives of AT&T Wireless PCS and several cash equity investors also have the right to attend each meeting of the board of directors as observers, provided that they continue to own a certain amount of Triton’s capital stock. A majority of disinterested directors must approve any transactions between

Triton and its stockholders, except for transactions under the stockholders’, license, roaming and resale agreements described in this section and arm’s-length agreements with AT&T Wireless PCS and its affiliates.

      Restrictions on Transfer; Rights of First Offer. The stockholders’ agreement imposes restrictions with respect to the sale, transfer or other disposition of Triton’s capital stock held under the terms of the agreement. Subject to certain exceptions, stockholders holding shares of common stock may only transfer their shares of common stock after complying with rights of first offer and first negotiation granted to specified parties to the stockholders’ agreement. Additionally, holders of common stock and Series D preferred stock may transfer those shares at any time to an affiliated successor or an equity investor affiliate, and the cash equity investors may transfer or otherwise dispose of any of those shares held by them to any other cash equity investor.

      AT&T Wireless PCS may not transfer or dispose of any of its shares of Series D preferred stock at any time other than to an affiliated successor. In addition, each stockholder who is a party to the stockholders’ agreement has agreed, subject to some exceptions, not to transfer or otherwise dispose of any shares of Triton’s capital stock to any of the three largest carriers of telecommunications services that as of February 4, 1998 constituted interexchange services, other than AT&T Wireless PCS and other specified wireless carriers.

      Registration Rights. The stockholders’ agreement grants certain demand and piggyback registration rights to the stockholders. The following stockholders may, subject to the restrictions on transfer described above, cause an underwritten demand registration, subject to customary proportionate cutback and blackout restrictions, so long as registration is reasonably expected to result in aggregate gross proceeds of at least $10.0 million to such stockholder:

•	AT&T Wireless PCS;

•	any stockholder or group of stockholders beneficially owning shares of Series C preferred stock or common stock, if the sale of the shares to be registered is reasonably expected to result in aggregate gross proceeds of at least $25.0 million; or

•	certain management stockholders beneficially owning at least 50.1% of the shares of common stock then beneficially owned by all such management stockholders together.

      In addition to the demand registration rights, any stockholder may, subject to the restrictions on transfer described above, piggyback on a registration by Triton at any time, other than registrations on Forms S-4 or S-8, subject to customary proportionate cutback restrictions. The demand and piggyback registration rights and obligations survive until February 4, 2018.

      Rights of Inclusion. In the event of a proposed sale by any stockholder to any person other than an affiliated successor that would constitute 25% or more of the aggregate outstanding Series C preferred stock and common stock on a fully-diluted basis, excluding the Series A preferred stock, the other stockholders have the right to participate in any such proposed sale by exercising such right within 30 days after receipt of a notice informing them of such proposed sale. The purchaser may either purchase all stock offered by all stockholders electing to participate in such sale, or the purchaser may purchase stock from stockholders electing to participate in such sale on a pro-rata basis up to the aggregate dollar amount offered by the purchaser to the initial selling stockholder.

      In a separate investors stockholders’ agreement, the cash equity investors have agreed that cash equity investors holding 66 2/3% or more of Triton’s Class A common stock and Class B non-voting common stock held by the cash equity investors, in the aggregate, who propose to sell their shares of common stock may require the other cash equity investors to also participate in any such sale. As a result, such cash equity investors may have the effective right to sell control of Triton.

      Exclusivity. The stockholders have agreed that during the term of the stockholders’ agreement, none of the stockholders nor their respective affiliates will provide or resell, or act as the agent for any person offering, within the territory defined in the stockholders’ agreement, wireless mobile telecommunications services initiated or terminated using frequencies licensed by the FCC and time division multiple access technology (the definition of which includes upgraded or successor standards) or, in certain circumstances such as if AT&T Wireless PCS and its affiliates move to a successor technology in a majority of the defined southeastern region, a successor technology. However, AT&T Wireless PCS and its affiliates may:

•	resell or act as agent for Triton;

•	provide or resell wireless telecommunications services to or from specific locations; and

•	resell wireless telecommunications services for another person in any area where Triton has not yet placed a system into commercial service.

      AT&T Wireless PCS must provide Triton with at least 60 days’ prior written notice of its intention to engage in resales for another person, and only dual band/dual mode phones may be used in connection with the resale activities. Additionally, with respect to the markets listed in the roaming agreement, Triton and AT&T Wireless PCS have agreed to cause their respective affiliates in their home carrier capacities to program and direct the programming of customer equipment so that the other party, in its capacity as the serving carrier, is the preferred roaming provider in such markets. Each party also agrees to refrain from inducing any of its customers to change programming.

      Certain Transactions. If there is a merger, consolidation, asset acquisition or disposition or other business combination involving AT&T Corp., referred to as AT&T, and an entity that meets each and every one of the following three criteria:

•	derives from telecommunications businesses annual revenues in excess of $5.0 billion;

•	derives less than one-third of its aggregate revenues from the provision of wireless telecommunications; and

•	owns FCC licenses to offer and does offer wireless mobility telecommunications services serving more than 25% of the potential customers within the territory defined in the stockholders’ agreement.

then AT&T Wireless PCS will have the right, upon written notice, to terminate substantially all of its exclusivity obligations described above in a portion of the territory in which the other party owns an FCC license to offer commercial mobile radio service. However, upon such a termination, Triton has the right to cause AT&T Wireless PCS to exchange into shares of Series B preferred stock:

•	all of the shares of its Series A preferred stock; and

•	all of the shares of its Series D preferred stock, its Series C preferred stock or any common stock it may have received upon conversion of its Series D preferred stock into any one of them.

      In the event that AT&T is required in any such transaction to dispose of any of its personal communications services systems in the Charlotte, North Carolina, Atlanta, Georgia, Baltimore, Maryland/ Washington, D.C. or Richmond, Virginia basic trading areas, Triton has certain marketing rights. AT&T has agreed, for a period of 180 days, to jointly market with any of its applicable markets any of Triton’s personal communications services systems that are located within the major trading areas that include the applicable AT&T basic trading areas. Triton’s right is exercisable at any time within the period commencing with the date of the announcement by AT&T of any such transaction and terminating on the later of six months after consummation of the transaction or the date by which AT&T is required under applicable law to dispose of any such system.

      Without the prior written consent of AT&T Wireless PCS, Triton and its subsidiaries may not effect any sale of substantially all the assets or liquidation, merger or consolidation of Triton or any of its subsidiaries or engage in any business other than permitted businesses. There are limited exceptions to this provision.

      Acquisition of Cellular Licenses. Triton may acquire cellular licenses if, among other circumstances, the board of directors determines such licenses are demonstrably superior alternatives to construction of a personal communications services system in the applicable area within the territory, provided that:

•	a majority of the cellular potential customers are within the territory defined in the stockholders’ agreement;

•	AT&T and its affiliates do not own commercial mobile radio service licenses in the area; and

•	Triton’s ownership of the cellular license will not cause AT&T or any affiliate to be in breach of any law or contract.

      Equipment, Discounts and Roaming. At Triton’s request, AT&T Wireless PCS will use all commercially reasonable efforts to assist Triton in obtaining discounts from any vendor with whom Triton is negotiating for the purchase of any infrastructure equipment or billing services and to enable Triton to become a party to the roaming agreements between AT&T Wireless PCS and its affiliates which operate other cellular and personal communications services systems so long as AT&T Wireless PCS, in its sole discretion, does not determine such activities to be adverse to its interests.

      Resale Agreements. At the request of AT&T Wireless PCS, Triton will enter into resale agreements relating to the territory defined in the stockholders’ agreement. The rates, terms and conditions of service that Triton provides shall be at least as favorable to AT&T Wireless PCS, taken as a whole, as the rates, terms and conditions provided by Triton to other customers.

      Subsidiaries. All of Triton’s subsidiaries must be direct or indirect wholly-owned subsidiaries.

      Amendments. Amendments to the stockholders’ agreement require the consent of the following stockholders:

•	a majority of the shares of each class of capital stock held by the parties to the stockholders’ agreement, including AT&T Wireless PCS;

•	two-thirds of the common stock beneficially owned by the cash equity investors; and

•	60.1% of the common stock beneficially owned by the management stockholders.

However, in the event any party to the stockholders’ agreement ceases to own any shares of capital stock, the party ceases to be a party to the stockholders’ agreement and his or her corresponding rights and obligations terminate.

      Termination. The stockholders’ agreement terminates upon the earliest to occur of:

•	the written consent of each party to the agreement;

•	February 4, 2009; or

•	one stockholder beneficially owning all of the shares of common stock.

However, certain provisions of the agreement expire on February 4, 2008, and some consent rights of AT&T Wireless PCS expire if it fails to own a specified amount of capital stock.

License Agreement

      Under the terms of a network membership license agreement, dated as of February 4, 1998 and most recently amended as of October 31, 2003, between AT&T, AT&T Wireless Services, Inc., referred to as AT&T Wireless Services, and Triton, AT&T has granted Triton a royalty-free, non-transferable, non-exclusive, limited right and license to use various licensed marks solely in connection with specified licensed activities, as described below. The licensed marks include the logo containing the AT&T and globe design and the expression Member, AT&T Wireless Network. The licensed activities include:

•	the provision to end-users and resellers, solely within the territory specified in the agreement, of communications services on frequencies licensed to Triton for commercial mobile and radio service provided in accordance with the AT&T agreements; and

•	marketing and offering the licensed services within the territory specified in the agreement.

      The license agreement also grants Triton the right and license to use the licensed marks on permitted mobile phones.

      AT&T has agreed not to grant to any other person, other than a subsidiary of AT&T, a right or license to provide or resell, or act as agent for any person offering, the communications services Triton is offering within the territory under the licensed marks except to:

•	any person who resells, or acts as Triton’s agent for, communications services provided by Triton; or

•	any person who provides or resells wireless communications services to or from specific locations such as buildings or office complexes, even if the applicable subscriber equipment being used is capable of routine movement within a limited area and even if such subscriber equipment may be capable of obtaining other telecommunications services beyond that limited area and hand-off between the service to the specific location and such other telecommunications services.

In all other instances, except as described above, AT&T reserves for itself all rights of ownership and use of the licensed marks in connection with its marketing, offering or provision of services, whether within or without the territory.

      The license agreement contains numerous restrictions with respect to Triton’s use and modification of any of the licensed marks. Triton is obligated to use commercially reasonable efforts to cause all licensed services that use the licensed marks to be of comparable quality to the licensed services AT&T markets and provides in areas comparable to Triton’s licensed territory, taking into account the relative stage of development of the areas and other factors. The license agreement also sets forth specific testing procedures to determine compliance with these standards and affords Triton a grace period to cure any instances of alleged noncompliance. Following the cure period, Triton must cease using the licensed marks until Triton is in compliance.

      Triton may not assign or sublicense any of its rights under, or grant a security interest in, the license agreement. However, the license agreement may be, and has been, assigned to Triton’s lenders under Triton’s credit facility. After the expiration of any applicable grace and cure periods under the credit facility, Triton’s lenders may enforce Triton’s rights under the license agreement and assign the license agreement to any person with AT&T’s consent.

      The license agreement had an initial five-year term, which expired on February 4, 2003. Since the initial agreement’s expiration, the agreement has been renewed through February 4, 2005. The agreement was also amended to include automatic renewals for one-year terms unless AT&T notifies the Company of its intention to terminate the agreement. The license agreement may be terminated at any time in the event of Triton’s significant breach, including Triton’s misuse of any licensed marks, Triton’s license or assignment of any of the rights in the license agreement, Triton’s failure to maintain AT&T’s quality standards or if Triton experiences a change of control. After the initial five-year period, AT&T may also terminate the license agreement upon the occurrence of specified transactions. See “— The Stockholders’ Agreement — Certain Transactions.”

          Roaming Agreement

      Under an intercarrier roamer service agreement, dated as of February 4, 1998, between AT&T Wireless, on behalf of its affiliates, and Triton, AT&T Wireless Services and Triton agreed to provide wireless mobile radio-telephone service for registered customers of the other party’s customers when they are out of their home carrier’s geographic area and in the geographic area where the serving carrier, itself or through affiliates, holds a license or permit to construct and operate a wireless mobile radio-telephone system and station. Each home carrier whose customers receive service from a serving carrier shall pay the serving carrier 100% of the wireless service charges and 100% of the pass-through charges, such as any toll or other charges. The roaming rate charges to AT&T Wireless Services for its customers roaming onto Triton’s network will decline over the next several years. In addition, on or after September 1, 2005, the parties may renegotiate the rate from time to time.

      The roaming agreement has a term of 20 years expiring February 4, 2018, unless a party terminates earlier due to:

•	the other party’s uncured breach of any term of the roaming agreement;

•	the other party’s voluntary liquidation or dissolution; or

•	the FCC’s revocation or denial of the other party’s license or permit to provide commercial mobile radio service.

      Neither party may assign or transfer the roaming agreement or any of its rights or obligations under the roaming agreement except to an assignee of all or part of its license or permit to provide commercial mobile radio service, provided that the assignee expressly assumes all or the applicable part of the assigning party’s obligations under the roaming agreement and becomes a party to the roaming agreement.

      On October 4, 2002, AT&T Wireless Services and Triton entered into a supplement to its intercarrier roamer service agreement. The supplement primarily provides pricing, which rates shall be kept reasonably competitive in each geographic area, for the use of one party’s Global Systems for Mobile Communications/ General Packet Radio Service (GSM/GPRS) network by another party’s GSM/GPRS subscribers. The supplement has a four-year term and, unless either party provides the other with no less than 90 days notice prior to the expiration of the initial four-year term, thereafter continues month-to-month subject to termination by either party on 90 days notice.

          Resale Agreement

      Under the terms of the stockholders’ agreement, Triton is required, at the request of AT&T Wireless PCS, to enter into a resale agreement in an agreed-upon form. Under the resale agreement, AT&T Wireless or one of its affiliates will be granted the right to purchase and resell, on a nonexclusive basis, access to and usage of Triton’s services in Triton’s service area. AT&T Wireless or its reseller affiliate will pay Triton the charges, including usage and roaming charges, associated with services it requests under the agreement. Triton will retain the continuing right to market and sell its services to customers and potential customers.

      Triton has agreed under the stockholders’ agreement that the rates, terms and conditions of service, taken as a whole, that it provides to AT&T Wireless or its reseller affiliate under the resale agreement shall be at least as favorable as, or if permitted by applicable law, superior to, the rates, terms and conditions of service, taken as a whole, to any other customer that purchases services from Triton. Triton will design the rate plan it will offer under the resale agreement to result in a discounted average actual rate per minute of use AT&T Wireless or its reseller affiliate pays for service at least 25% below the weighted average actual rate per minute that Triton bills its customers generally for access and air time. The terms of the stockholders’ agreement also require Triton and AT&T to negotiate commercially reasonable reductions to such resale rate based on increased volume commitments.

      The resale agreement will have a term of 10 years and will renew automatically for successive one-year periods unless either party elects to terminate the agreement. Following the eleventh anniversary of the agreement, either party may terminate the agreement with 90 days’ prior written notice. Furthermore, AT&T Wireless or its reseller affiliate may terminate the agreement at any time for any reason on 180 days’ written notice.

      Neither party may assign or transfer the resale agreement or any of its rights thereunder without the other party’s prior written consent, which will not be unreasonably withheld, except:

•	to an affiliate of that party at the time of the agreement’s execution;

•	by Triton to any of its operating subsidiaries; or

•	to an entity to whom the outstanding common stock or substantially all of the assets of Triton are transferred after first receiving FCC or other necessary approvals.

          Other Agreements with AT&T Wireless PCS and its Affiliates

      Triton and AT&T Wireless PCS and its affiliates, from time to time, provide certain other services to each other, including referring each other to national accounts, providing development and engineering services related to network build-out and providing marketing assistance for certain services. Such services are provided at agreed rates, which are generally based on market rates.

          Relationships Involving Triton Directors

      Arnold L. Chavkin is an Executive Vice President of the entity that manages J.P. Morgan Partners (23A SBIC Manager), L.P., Sixty Wall Street SBIC Fund, L.P. and J.P. Morgan SBIC LLC, and each of these entities is an affiliate of J.P. Morgan Chase & Co. Affiliates of J.P. Morgan Chase & Co. have performed various financial advisory, investment banking and commercial banking services from time to time for Triton and its affiliates and may continue to do so in the future. An affiliate of J.P. Morgan Chase & Co. also serves as lender and agent under our credit facility and as such has received and will continue to receive customary fees and expenses in connection with the credit facility.

      Rohit M. Desai is Chairman of the Board and President of Desai Capital Management, and Mathias DeVito serves as the Chairman of the Advisory Board of Desai Capital Management. Mr. DeVito receives compensation from Desai Capital Management for his service on its Advisory Board. The Advisory Board assists Desai Capital Management by reviewing portfolio investments and valuations and by providing general strategic guidance to the limited partnerships that hold Triton stock. Mr. DeVito is one of four members of the Advisory Board.

      Mr. Anderson is paid a management fee by an entity he controls that holds certain Federal Communications Commission licenses in areas outside Triton’s coverage area, but within the coverage area of AT&T Wireless. The operations of this entity, including the payment of the management fee, are funded under a loan arrangement between such entity and AT&T Wireless. Mr. Anderson’s actions are not controlled by AT&T Wireless, and he does not serve as a representative of AT&T Wireless on Triton’s Board.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires Triton’s executive officers and directors and persons who own more than 10% of Triton’s Class A common stock to file reports of ownership and changes in ownership of Triton’s Class A common stock with the Securities and Exchange Commission. Based solely on a review of copies of such reports and written representations from the reporting persons, Triton believes that from January 2003 through the date of this Proxy Statement, its executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act, except that Michael Kalogris filed a single Form 4 reporting two transactions one day late and David Clark and Glen Robinson each filed one Form 4 reporting one transaction one day late.

ADOPTION OF AMENDMENTS TO THE TRITON PCS HOLDINGS, INC.

1999 STOCK AND INCENTIVE PLAN

(Proposal No. 2)

      The Board of Directors has approved the amendment and restatement of the Triton PCS Holdings, Inc. 1999 Stock and Incentive Plan. The adoption of the amended plan is subject to the approval of the stockholders of Triton at the Annual Meeting. As amended, the plan would increase the number of shares available for issuance. A number of other substantive and administrative modifications were made to the plan, including eliminating the authority to issue awards in any form other than restricted stock. The following summary describes the material features of the plan; however, this summary does not purport to be complete and is qualified by reference to the terms of the plan, which is filed as an appendix to this proxy statement with the Securities and Exchange Commission and is not included as part of the proxy materials mailed to stockholders. A printed copy of the plan may be obtained by writing to Triton PCS Holdings, Inc., Corporate Secretary, 1100 Cassatt Road, Berwyn, Pennsylvania 19312.

Plan Administration

      The purpose of the Stock and Incentive Plan is to align the interests of employees with those of the stockholders by providing incentives to certain employees of Triton in the form of equity-based compensation. The Stock and Incentive Plan is administered by the Compensation Committee of the Board of Directors. Awards under the Stock and Incentive Plan may be made to employees. As of December 31, 2003, Triton had approximately 1,805 employees. Under the plan, as amended, non-employee directors will no longer be eligible to receive awards but will become eligible to receive awards under a separate Directors’ Stock and Incentive Plan submitted for shareholder approval as Proposal 3. The Compensation Committee has sole discretion, subject to the limitations under the Stock and Incentive Plan, to determine which employees will receive awards, the amounts of awards to be made and the terms, conditions and limitations applicable to each award.

Types and Number of Awards Under the Plan

      As previously approved, the Compensation Committee may grant awards under the Stock and Incentive Plan totaling up to 4,954,495 shares of Class A common stock. The Board of Directors has approved, subject to the approval of shareholders, an additional 3,000,000 shares of Triton’s Class A common stock to be reserved for issuance under the Stock and Incentive Plan. This would provide for a total share authorization of 7,954,495 shares. No individual may be granted more than 1,000,000 shares in any given year.

      All of the share totals described above will be adjusted by the Compensation Committee in its discretion to reflect any changes in the number of shares of Class A common stock available due to any stock dividend, stock split, combination, recapitalization, merger, spin-off or similar corporate transaction.

Restricted Stock

      The Compensation Committee may authorize awards of restricted stock under the plan. Restricted stock awards are ordinarily made for no consideration other than services rendered, unless determined otherwise by the Compensation Committee. Restricted stock is common stock that is non-transferable and subject to other restrictions determined by the Compensation Committee for a specified period. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the employee terminates employment during the restricted period, the restricted stock will be forfeited.

Estimate of Benefits

      The number of shares of restricted stock that would be granted to officers and other employees under the Stock and Incentive Plan is not currently determinable. The average of the high and low market price of Triton’s Class A common stock as reported on the New York Stock Exchange composite transactions listing for March 10, 2004 was $5.22 per share.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

APPROVE TRITON PCS HOLDINGS, INC.

2004 DIRECTORS’ STOCK AND INCENTIVE PLAN

(Proposal No. 3)

      The Board of Directors has approved the Directors’ Stock and Incentive Plan to permit the issuance of restricted stock awards to non-employee directors. The adoption of this plan, including certain approved awards under the plan, is subject to the approval of the stockholders of Triton at the Annual Meeting. The following summary describes the material features of the plan; however, this summary does not purport to be complete and is qualified by reference to the terms of the plan which is filed as an appendix to this proxy statement with the Securities and Exchange Commission and is not included as part of the proxy materials mailed to stockholders. A printed copy of the plan may be obtained by writing to Triton PCS Holdings, Inc., Corporate Secretary, 1100 Cassatt Road, Berwyn, Pennsylvania 19312.

Plan Administration

      The purpose of the Directors’ Stock and Incentive Plan is to align the interests of the non-employee directors with the long-term interests of the shareholders by providing for a portion of the directors’ compensation to be paid in shares of Triton. The Directors’ Stock and Incentive Plan is administered by the Board of Directors. Awards under the Stock and Incentive Plan may be made only to non-employee directors. As of December 31, 2003, there were six non-employee directors. The Board of Directors has sole discretion, subject to the limitations under the Directors’ Stock and Incentive Plan, to determine which non-employee directors will receive awards, the amounts of awards to be made, and the terms, conditions and limitations applicable to each award.

Types and Number of Awards Under the Plan

      The Board of Directors has approved, subject to the approval of shareholders, 600,000 shares of Triton’s Class A common stock to be reserved for issuance under the Directors’ Stock and Incentive Plan. All of the share totals described above will be adjusted by the Board in its discretion to reflect any changes in the number of shares of Class A common stock available due to any stock dividend, stock split, combination, recapitalization, merger, spin-off or similar corporate transaction.

Restricted Stock

      The Board may only issue awards of restricted stock under the plan. Restricted stock awards are ordinarily made for no consideration other than services rendered, unless determined otherwise by the Board. Restricted stock is common stock that is non-transferable and subject to other restrictions determined by the Board for a specified period. Unless the Board determines otherwise, or specifies otherwise in an award agreement, if a director terminates service as a director during the restricted period, the restricted stock will be forfeited.

Estimate of Benefits

      The Board has previously approved, subject to stockholder approval of the Directors’ Stock and Incentive Plan, the award of shares set forth in the table below. Only non-employee directors are eligible for awards under the plan. The amount or value of any future awards is not currently determinable.

New Plan Benefits

	Directors’ Stock and Incentive Plan

Position	Dollar Value($)		Number of Units

Non-employee Director Group	$1,419,840	(1)	272,000	(2)

(1)	Based on the average of the high and low market price of Triton’s Class A common stock as reported on the New York Stock Exchange composite transactions listing for March 10, 2004, which was $5.22 per share.

(2)	Consists of 45,000 shares of restricted stock to be granted to each of Triton’s six non-employee directors as 2004 director compensation and 2,000 additional shares of restricted stock to be granted to Mr. DeVito for his service as a director in 2003.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SELECTION OF INDEPENDENT AUDITORS

(Proposal No. 4)

      The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent auditors for 2004. Although stockholder ratification of the Audit Committee’s action in this respect is not required, the Audit Committee considers it desirable for stockholders to pass upon such appointment. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the engagement of independent auditors will be reevaluated by the Audit Committee.

      Ratification of the appointment of PricewaterhouseCoopers LLP shall be effective upon receiving the affirmative vote of the holders of a majority of the voting power of Triton’s Class A common stock present or represented by proxy and entitled to vote at the Annual Meeting.

      A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be offered the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions. In the event the appointment is not ratified, the Audit Committee will consider the appointment of other independent auditors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

Other Matters

      We do not know of any other matters to be considered at the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the proxy.

Annual Report on Form 10-K

      We will provide upon request and without charge to each stockholder receiving this Proxy Statement a copy of Triton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the financial statements and financial statement schedule information included therein. If you share an address with another stockholder and would like to receive a separate proxy statement now or in the future, please contact the Corporate Secretary, Triton PCS Holdings, Inc., 1100 Cassatt Road, Berwyn, Pennsylvania 19312 (610) 651-5900.

Submission of Stockholder Proposals

      It is anticipated that Triton’s 2005 Annual Meeting of Stockholders will be held in May 2005. Any stockholders who intend to present proposals at the 2005 Annual Meeting of Stockholders and who wish to have such proposals included in Triton’s Proxy Statement for the 2005 Annual Meeting must ensure that such proposals are received by the Corporate Secretary of Triton not later than December 2, 2004. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in Triton’s 2005 proxy materials.

      Any stockholder that wishes to present a proposal, other than through inclusion in the proxy materials, or a director nominee at the 2005 Annual Meeting must comply with the procedural requirements set forth in Triton’s Second Amended and Restated Bylaws. The Second Amended and Restated Bylaws of Triton generally require notice of (i) any proposal to be presented by any stockholder or (ii) the name of any person to be nominated by any stockholder for election as a director of Triton at a meeting of the stockholders to be delivered to or mailed and received by the Corporate Secretary of Triton at Triton’s Corporate Headquarters. Notice must be received by the Corporate Secretary not less than 60 or more than 90 days prior to the date of the annual meeting. Any stockholder wishing to submit a proposal at the 2005 Annual Meeting should contact the Corporate Secretary of Triton after March 1, 2005 to obtain the actual meeting date and proposal deadlines. The notice must include the following information as applicable to the proposal or nominee:

•	be a stockholder of record on the date the notice provided for below is given and on the record date for the determination of stockholders entitled to vote at the 2005 Annual Meeting;

•	provide timely written notice to the Corporate Secretary of Triton that is delivered to or mailed and received at Triton’s principal executive offices not less than 60 or more than 90 days prior to the date of the annual meeting;

•	include in its written notice the following information regarding each proposed director nominee: name; age; business address; residence address; principal occupation or employment; class or series and number of shares of Triton capital stock owned beneficially or of record; and any other information relating to the nominee required to be disclosed in a proxy statement or other required filings for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder;

•	include in its written notice the following information regarding the stockholder: name; record address; class or series and number of shares of Triton’s capital stock owned beneficially or of record; description of all arrangements or understandings between or among the stockholder and each proposed director nominee; a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate each proposed director nominee; and any other information relating to the stockholder required to be disclosed in a proxy statement or other required filings for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder; and

•	accompany the written notice above with a written consent of the proposed director nominee to be named as a nominee and to serve as a director if elected.

Accordingly, failure by a stockholder to act in compliance with the notice provisions will mean that the stockholder will not be able to nominate directors or propose new business.

Cost of Solicitation

      All expenses incurred in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by Triton.

By Order of the Board of Directors,

David D. Clark
Corporate Secretary

Berwyn, Pennsylvania

April 1, 2004

Exhibit A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.	Purposes

      The primary purposes of the Audit Committee (the “Committee”) are:

(a) to assist the Board of Directors (the “Board”) of Triton PCS Holdings, Inc. (the “Company”) in fulfilling its oversight of

(i) the integrity of the Company’s financial statements,

(ii) the Company’s compliance with legal and regulatory requirements,

(iii) the qualifications and independence of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (the “Independent Auditor”), and

(iv) the performance of the Company’s internal audit function and the Independent Auditor; and

(b) to prepare the Committee report that the Securities and Exchange Commission (“SEC”) requires to be included in the Company’s annual proxy statement.

      In carrying out its oversight responsibilities, the Committee itself does not prepare financial statements or plan or perform internal or external audits, and it is not the duty or responsibility of the Committee or its members to serve as auditors or to certify or provide other special or professional assurances with respect to the Company’s financial statements. The Committee will fulfill its purposes by carrying out the activities enumerated in Section IV of this Charter.

II.	Composition and Structure

      The membership of the Committee shall consist of three or more directors, who, in the business judgment of the Board, are financially literate, including at least one member with, in the business judgment of the Board, accounting or related financial management expertise. Each member of the Committee shall be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements.

      Each member of the Committee shall meet the independence requirements for serving on audit committees set forth in the Corporate Governance Rules of the New York Stock Exchange and any applicable rules of the SEC (including Rule 10A-3). No member shall be an affiliated person of the Company or any subsidiary of the Company. In addition, no member shall have any other material relationship with the Company, as affirmatively determined by the Board in its business judgment, and each member shall be free of any relationship that, in the business judgment of the Board, would interfere with his or her individual exercise of independent judgment. If a member of this Committee serves simultaneously on the audit committees of more than three public companies (inclusive of service on this Committee), the Board must determine that such simultaneous service does not impair the ability of such member to serve effectively on this Committee.

      The members of the Committee shall be elected by the Board at any annual, regular or special meeting of the Board and shall serve on the Committee until they resign or their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Committee may form and delegate authority to subcommittees when appropriate.

      No member of the Committee shall accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or its subsidiaries other than in his or her capacity as a member of the Board, of the Committee or of any other committee of the Board, or in the form of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company if such amounts are not contingent in any way on continued service.

III.	Meetings

      The Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet at least annually with management, the manager of the internal auditing department and the Independent Auditor, in separate executive sessions, to discuss privately the Company’s performance and practices. At all meetings of the Committee the presence of members constituting a majority of the total membership shall constitute a quorum, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

IV.	Responsibilities and Duties

      To fulfill its responsibilities and duties the Committee shall:

(1) Have the direct responsibility for the appointment, compensation, retention and oversight of the work (including resolution of disagreements between management and the Independent Auditor regarding financial reporting) of the Independent Auditor, and be the governance body to which any Independent Auditor must report directly.

(2) Comply with applicable pre-approval requirements for audit services and permitted non-audit services provided by the Independent Auditor, as required by Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3) Assure regular rotation of the lead audit partner and compliance with the conflicts of interest requirements of Section 10A of the Exchange Act.

(4) Set clear hiring policies for employees or former employees of the Independent Auditor, taking into account the pressures that may exist for auditors consciously or subconsciously seeking a job with the Company.

(5) Review (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls over financial reporting and any special audit steps adopted in light of material control deficiencies, (b) analyses prepared by management and/or the Independent Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, and (d) other material written communications between the Independent Auditor and management.

(6) Regularly review with the Independent Auditor (a) the Company’s internal audit function, (b) any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the Independent Auditor’s activities or on access to requested information and any significant disagreements with management, and the management’s response to each and (c) the responsibilities, budget and staffing of the Company’s internal audit function.

(7) At least annually, obtain and review a report by the Independent Auditor describing (a) the firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues and (c) (to assess the auditor’s independence) all relationships between the Independent Auditor and the Company; and

after reviewing such report and the Independent Auditor’s work throughout the year, evaluate the Independent Auditor’s qualifications, performance and independence. In connection with its review of the Independent Auditor’s report, the Committee should (w) review and evaluate the lead partner of the Independent Auditor, (x) consider the opinions of management and the Company’s internal auditors, (y) discuss whether, in order to assure continued auditor independence, there should be regular rotation of the audit firm itself, and (z) present the Committee’s conclusions with respect to the Independent Auditor to the Board.

(8) Review any reports required to be delivered to the Committee by any Independent Auditor pursuant to Section 10A of the Exchange Act.

(9) Discuss guidelines and policies with respect to risk assessment and risk management that apply to the way the Company’s Chief Executive Officer and senior management assess and manage the Company’s exposure to risk, and discuss the Company’s major financial risk exposures and the steps management has undertaken to monitor and control such exposure.

(10) Report regularly to the Board and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Independent Auditor or the performance of the internal audit function.

(11) Obtain the written disclosures and letter from the Independent Auditor required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discuss with the Independent Auditor the Independent Auditor’s independence.

(12) Discuss the Company’s annual audited financial statements and quarterly financial statements with management and the Independent Auditor (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

(13) Recommend to the Board whether, based on the Committee’s review of the audited financial statements and its discussions with the management and the Independent Auditor, such audited financial statements should be included in the Company’s annual report on Form 10-K.

(14) Discuss with the Independent Auditor the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented.

(15) Discuss generally the types of information to be disclosed and the type of presentation to be made regarding earnings releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies; provided that the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

(16) Prepare the Committee report that the SEC requires to be included in the Company’s annual proxy statement.

(17) Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

(18) Grant, in its sole discretion, waivers to the Company’s Code of Ethics for Senior Financial Officers for the Company’s directors and officers.

(19) Engage independent counsel and other advisers, as the Committee determines necessary to carry out its duties.

(20) Determine the level of appropriate funding for the Committee to pay (a) compensation to any registered accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any advisers employed by the Committee and (c) ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties; and communicate such funding amount to the Board as necessary for funding purposes.

(21) Investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the Independent Auditor, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or affiliates of the foregoing.

(22) Annually review and reassess the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to update this Charter.

(23) Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Board may delegate to the Committee.

V.	Performance Evaluation

      The Committee shall complete an annual evaluation of the Committee’s performance.

VI.	Disclosure of Charter

      This Charter will be made available on the Company’s website.

Appendix A

TRITON PCS HOLDINGS, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

1.	ELECTION OF TWO CLASS II DIRECTORS
Nominees:
(01) David N. Watson, (02) Mathias DeVito

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	Amendment of the Company’s 1999 Stock and Incentive Plan	☐	☐	☐

3.	Approval of the Company’s Directors’ Stock and Incentive Plan.	☐	☐	☐

4.	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors.	☐	☐	☐

Any other matters which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy Holder.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or officer, please give full title under signature.

Signature:	Date:	Signature:	Date:

DETACH HERE

PROXY

TRITON PCS HOLDINGS, INC.
1100 Cassatt Road
Berwyn, PA 19312

Proxy for Annual Meeting of Stockholders
Solicited on Behalf of the Board of Directors

The undersigned stockholder of Triton PCS Holdings, Inc., a Delaware corporation (the “Company”), hereby appoints Michael E. Kalogris and David D. Clark, or either of them, with full power of substitution in each of them, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 5, 2004, at 8:30 a.m., local time, and any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for Class II Director, amendment of the Company’s 1999 Stock and Incentive Plan, approval of the Company’s Directors’ Stock and Incentive Plan and ratification of the Independent Auditors, respectively, and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Appendix B

Triton PCS Holdings, Inc.
Stock and Incentive Plan
(As Amended and Restated)

1. PURPOSE

     The purpose of this Triton PCS Holdings, Inc. Stock and Incentive Plan (as may be amended from time to time, the “Plan”) is to provide a means through which Triton PCS Holdings, Inc., a Delaware corporation (“Triton”), and its subsidiaries (collectively, the “Company”) may attract high caliber Associates to enter the employ of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, may acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.

     This Plan is an amendment and restatement of the Triton PCS Holdings, Inc. 1999 Stock and Incentive Plan (the “1999 Plan”). Any awards issued under the 1999 Plan or any predecessor plan or arrangement, including the terms and conditions of any letter agreement previously issued to any participant under any such plan, shall continue in force and effect under the terms of the Plan.

2. DEFINITIONS

     The following definitions shall be applicable throughout the Plan and shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(a) “Associate” means any individual in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company.

(b) “Award” means a Restricted Stock Award granted to Holders under the Plan.

(c) “Award Agreement” means any written agreement, instrument or document evidencing the terms and conditions of an Award. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(d) “Board” means the Board of Directors of Triton.

(e) “Change of Control” except as otherwise provided under any Award, means any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (i) any Person

(as defined in the Stockholders’ Agreement) shall acquire, directly or indirectly, Beneficial Ownership (as defined in Rule 13d-3 of the 1934 Act) of more than 50% of the voting stock of Triton except in connection with any initial public offering of Triton’s equity securities, (ii) any sale of all or substantially all of the assets of Triton, or (iii) a proxy contest for the election of directors of Triton results in the individuals constituting the Board immediately prior to the initiation of such proxy contest ceasing to constitute a majority of the Board upon conclusion of such proxy contest.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any rules or regulations promulgated under such section.

(g) “Committee” means the Compensation Committee of the Board or, if no such committee shall exist, any members of the Board who are selected by the Board to administer the Plan in accordance with Section 4.

(h) “Common Stock” means the Class A Common Stock of Triton or in the event of an adjustment pursuant to Section 10(a), then such stock as shall have been awarded or substituted pursuant to such adjustment.

(i) “Company” has the meaning set forth in Section 1.

(j) “Fair Market Value” means the market price of the Common Stock, determined by such methods or procedures as shall be established by the Committee from time to time; provided that in the event no such procedure has been established, the Fair Market Value shall be the closing price on the national securities exchange or market on which the Common Stock is traded on the date Fair Market Value is being determined, or if there are no transactions on that date, then the closing price for the preceding date upon which transaction occurred. Whenever possible, the determination of Fair Market Value by the Committee shall be based on prices reported in the Eastern Edition of the Wall Street Journal. Such determination shall be conclusive and binding on all Persons.

(k) “Holder” means an Associate who has been granted an Award.

(l) “Immediate Family” means, with respect to a Holder, the Holder’s spouse, children or grandchildren (including adopted children, stepchildren and grandchildren).

(m) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereby.

(o) “Plan” has the meaning set forth in Section 1.

(p) “Restricted Stock Award” means an Award granted under Section 7.

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(q) “Restriction Period” means the period of time during which a Restricted Stock Award is subject to restrictions, as determined by the Committee in its sole discretion.

(r) “Rule 16b-3” means Securities and Exchange Commission Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or similar function.

(s) “Stockholders’ Agreement” means the First Amended and Restated Stockholders’ Agreement dated as of October 27, 1999 between Triton and the stockholders of Triton named therein, as the same may be amended, modified or supplemented from time to time.

(t) “Triton” has the meaning set forth in Section 1.

3. EFFECTIVE DATE AND DURATION

     This Plan as amended and restated shall become effective as of February 26, 2004, following adoption by the Board, provided the Plan is approved by the stockholders of Triton within twelve months thereafter. Notwithstanding any provision in the Plan or in any Award Agreement under the Plan, no Award issued under this amended and restated Plan shall become vested or exercisable prior to such stockholder approval. No Awards shall be issued under this Plan after February 26, 2014. This Plan shall remain in effect until all restrictions imposed upon Restricted Stock Awards have been eliminated or such Awards have been forfeited.

4. ADMINISTRATION

(a) Composition of Committee. This Plan shall be administered by the Committee. The Committee shall include two or more members of the Board each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” within the meaning of Rule 16b-3. To the extent that actions of the Committee are intended to satisfy the requirements of Rule 16b-3, as amended, actions of the Committee shall be considered effective provided such actions are approved solely by two or more members of the Committee, each of whom is a “Non-Employee Director” within the meaning of such Rule 16b-3. To the extent that actions of the Committee are intended to satisfy the requirements of section 162(m) of the Code, actions of the Committee shall be considered effective provided such actions are approved solely by two or more members of the Committee, each of whom is an “outside director” within the meaning of such section 162(m) of the Code.

(b) Powers. Except as may be otherwise provided by the Board, and subject to the express provisions of the Plan, the Committee shall have authority, in its sole discretion, to take the following actions:

     (i) to select and designate Holders;

     (ii) to determine the number of Awards to be granted, the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, vesting, exercisability of an Award, and

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waivers or accelerations thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

     (iii) to determine whether, to what extent, and under what circumstances an Award may be settled or cancelled, forfeited or surrendered;

     (iv) to prescribe the form of each Award Agreement, which need not be identical for each Holder;

     (v) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

     (vi) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

     (vii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(c) Manner of Exercise of Committee Authority. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Associates, their present and potential contribution to the Company’s success, and such other factors as the Committee shall deem relevant. The Committee may delegate to officers of the Company the authority to act on behalf of the Committee with respect to any matter, right obligation, or election which is the responsibility of or which is allocated to the Committee herein (except for grants of Awards to (1) “covered employees”, under section 162(m) of the Code and (2) individuals subject to Section 16 of the 1934 Act.) A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive.

(d) Limitation of Liability. Each member of the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company, the Company’s independent certified public accountants, legal counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

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5. GRANT OF RESTRICTED STOCK AWARDS

     The Committee may from time to time grant Awards to one or more Associates determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 6. Upon approval of this amended and restated Plan and subject to shareholder approval as provided in Section 3 above, an additional 3,000,000 shares of Common Stock (subject to adjustments as provided in Section 8 shall become available for issuance under the Plan. The 4,954,494 shares of Common Stock (subject to adjustment as provided in Section 8) previously authorized for issuance under this Plan shall continue to be available for issuance to the extent not previously issued hereunder or to the extent that any prior Award lapses as further described below. Subject to adjustment as provided in Section 8, the aggregate number of shares of Common Stock that may be issued under the Plan to any individual Associate shall be 1,000,000. Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, the rights of its Holder terminate, an Award is paid in cash or is settled in a manner such that all or some of the shares of Common Stock covered by the Award are not issued, any shares of Common Stock subject to such Award shall again be available for the grant of an Award.

6. ELIGIBILITY

     Awards may be granted only to individuals who, at the time of grant, are Associates. Awards may not be granted to any individual who immediately after such grant would become an owner, directly or indirectly, of more than 10% of the total combined voting power of all classes of capital stock of Triton. An Award may be granted on more than one occasion to the same individual.

7. RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions to be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to Triton under certain circumstances (the “Forfeiture Restrictions”). An award may provide for immediate vesting. The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and, without limiting the generality of the foregoing, the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee; (ii) the Holder’s continued employment with the Company; (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company during the performance period. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b) Other Terms and Conditions. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by one or more stock certificates registered in the name of the

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Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote the shares of Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate(s) representing unvested shares of Common Stock until the Restriction Period with respect to such shares shall have expired, (ii) Triton shall (or shall designate an agent or representative to) retain custody of the stock certificate(s) during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including rules pertaining to the termination of employment (by retirement, disability, death, or otherwise) or as a Holder prior to expiration of the Restriction Period. Such additional terms, conditions, or restrictions shall be set forth in an Award Agreement made in conjunction with the Restricted Stock Award. Such Award Agreement may also include provisions relating to (i) subject to the provisions hereof permitting accelerated vesting on a Change of Control, vesting of Awards, (ii) tax matters (including provisions (x) covering any applicable Associate wage withholding requirement, or (y) requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Restricted Stock Agreement), and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine.

(c) Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law or the Committee.

(d) Agreements. At the time any Award is made under this Section 7, Triton and the Holder shall enter into an Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical.

8. ANTI-DILUTION; CHANGE OF CONTROL

(a) Anti-Dilution. Subject to any required action by Triton’s stockholders, upon the occurrence of any event that affects the Common Stock in such a way that an adjustment of outstanding Awards is appropriate in order to prevent the dilution or enlargement of rights under the Awards (including any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Committee shall make appropriate equitable adjustments, which may include adjustments to any or all of the number and kind of shares of stock (or other securities) which may thereafter be issued in connection with such outstanding Awards and adjustments to any exercise price specified in the outstanding Awards and shall also make appropriate equitable adjustments to the number and kind of shares of stock (or other securities) authorized by or to be granted under the Plan. Further, the Committee, in its sole discretion, may make appropriate equitable

6

adjustments, including those described in the immediately preceding sentence, in any other circumstances under which the Committee deems such adjustments to be desirable.

(b) Change of Control. In the event of a Change of Control, the Committee, in its discretion, may determine that any, all or none of the outstanding Awards shall immediately vest. The Committee, in its discretion, may also determine that upon the occurrence of a Change of Control, any, all or none of the Awards outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and upon any such termination such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock over (ii) the purchase price per share, if applicable, of shares of Common Stock set forth in such Award. The provisions contained in the preceding sentence shall be inapplicable to an Award granted within six months before the occurrence of a Change of Control if the Holder of such Award is subject to the reporting requirements of Section 16(a) of the 1934 Act, if applicable. If the consideration offered to stockholders of Triton in any transaction described in this Section consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash. The provisions contained in this Section shall not terminate any rights of the Holder to further payments pursuant to any other agreement with Triton following a Change of Control.

9. AMENDMENT AND TERMINATION

     Unless determined otherwise by the Board, the Committee may amend the Plan and any Award (and its related Award Agreement) at any time, except as otherwise specifically provided in such Award Agreement; provided that no change in any Award theretofore granted may be made that would impair the rights of the Holder of any Award under the Plan without the consent of such Holder, and provided, further, that the Committee may not, without approval of the stockholders, amend the Plan (a) to increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan or (b) to change the class of individuals eligible to receive Awards under the Plan. Subject to Section 3, the Board, in its discretion, may suspend or terminate the Plan at any time.

10. MISCELLANEOUS

(a) No Right to an Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an Associate any right to an Award except as may be evidenced by a written instrument from Triton reflecting a grant by Triton of an Award and setting forth the terms and conditions thereof. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b) No Employment Rights Conferred. Nothing contained in the Plan shall confer upon any Associate any right with respect to continuation of employment with the Company or interfere in

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any way with the right of the Company to terminate his or her employment at any time (subject to the terms of any written employment agreement with such Associate).

(c) Other Laws; Withholding. Triton shall not be obligated to issue any shares of Common Stock until there has been compliance with such laws and regulations as Triton may deem applicable. Fractional shares of Common Stock may be awarded. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(d) Severability. Any provision of the Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

(e) No Restriction on Corporate Action. Except as expressly set forth in Section 9, nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action that is deemed by the Company to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Associate, beneficiary, or other individual shall have any claim against the Company as a result of any such action.

(f) Restrictions on Transfer. An Award shall not be transferable or assignable otherwise than: (i) by will or the laws of descent and distribution, or (ii) with the consent of the Committee.

(g) Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware.

[END OF PLAN]

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Appendix C

Triton PCS Holdings, Inc.
Directors’ Stock and Incentive Plan

1. PURPOSE

     The purpose of this Triton PCS Holdings, Inc. Directors’ Stock and Incentive Plan (as may be amended from time to time, the “Plan”) is to provide a means through which Triton PCS Holdings, Inc., a Delaware corporation (“Triton”), may attract high caliber individuals as Directors of Triton.

2. DEFINITIONS

     The following definitions shall be applicable throughout the Plan and shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(a) “Award” means Restricted Stock Award granted to Holders under the Plan.

(b) “Award Agreement” means any written agreement, instrument or document evidencing the terms and conditions of an Award. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(c) “Board” means the Board of Directors of Triton.

(d) “Change of Control” except as otherwise provided under any Award, means any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (i) any person shall acquire, directly or indirectly, Beneficial Ownership (as defined in Rule 13d-3 of the 1934 Act) of more than 50% of the voting stock of Triton, (ii) any sale of all or substantially all of the assets of Triton, or (iii) a proxy contest for the election of directors of Triton results in the individuals constituting the Board immediately prior to the initiation of such proxy contest ceasing to constitute a majority of the Board upon conclusion of such proxy contest.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any rules or regulations promulgated under such section.

(f) “Common Stock” means the Class A Common Stock of Triton or in the event of an adjustment pursuant to Section 8(a), then such stock as shall have been awarded or substituted pursuant to such adjustment.

(g) “Company” means Triton and its subsidiaries.

(h) “Director” means an individual serving as a member of the Board other than an individual who is an employee of the Company or any subsidiary.

(i) “Fair Market Value” means the market price of the Common Stock, determined by such methods or procedures as shall be established by the Board from time to time; provided that in the event no such procedure has been established, the Fair Market Value shall be the closing price on the national securities exchange or market on which the Common Stock is traded on the date Fair Market Value is being determined, or if there are no transactions on that date, then the closing price for the preceding date upon which transaction occurred. Whenever possible, the determination of Fair Market Value by the Board shall be based on prices reported in the Eastern Edition of the Wall Street Journal. Such determination shall be conclusive and binding on all Persons.

(j) “Holder” means a Director who has been granted an Award.

(k) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereby.

(l) “Plan” has the meaning set forth in Section 1.

(m) “Restricted Stock Award” means an Award granted under Section 5.

(n) “Restriction Period” means the period of time during which a Restricted Stock Award is subject to restrictions, as determined by the Board in its sole discretion.

(o) “Triton” has the meaning set forth in Section 1.

3. EFFECTIVE DATE AND DURATION

     This Plan shall become effective as of February 26, 2004, following adoption by the Board, provided the Plan is approved by the stockholders of Triton within twelve months thereafter. Notwithstanding any provision in the Plan or in any Award Agreement under the Plan, no Award issued under this Plan shall become vested prior to such stockholder approval. No Awards shall be issued under this Plan after February 26, 2014. This Plan shall remain in effect until all restrictions imposed upon Restricted Stock Awards have been eliminated or such Awards have been forfeited.

4. ADMINISTRATION

     The Plan shall be administered by the Board. The Board shall determine the number of Awards to be granted, the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan and all other matters to be determined in connection with an Award.

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5. GRANT OF RESTRICTED STOCK AWARDS

     The Board may from time to time grant Awards to one or more Directors determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 6. Subject to adjustment as provided in Section 8, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 600,000 Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, the rights of its Holder terminate, an Award is paid in cash or is settled in a manner such that all or some of the shares of Common Stock covered by the Award are not issued, any shares of Common Stock subject to such Award shall again be available for the grant of an Award.

6. ELIGIBILITY

     Awards may be granted only to individuals who, at the time of grant, are Directors. An Award may be granted on more than one occasion to the same individual.

7. RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions to be Established by the Board. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to Triton under certain circumstances (the “Forfeiture Restrictions”). An award may provide for immediate vesting. The Forfeiture Restrictions shall be determined by the Board in its sole discretion, and, without limiting the generality of the foregoing, the Board may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Board; (ii) the Holder’s continued service as a Director for a specified period of time; (iii) the occurrence of any event or the satisfaction of any other condition specified by the Board in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company during the performance period. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Board.

(b) Other Terms and Conditions. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by one or more stock certificates registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote the shares of Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate(s) representing unvested shares of Common Stock until the Restriction Period with respect to such shares shall have expired, (ii) Triton shall (or shall designate an agent or representative to) retain custody of the stock certificate(s) during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares during the Restriction Period, and (iv) a breach of the terms and conditions established by the Board pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock

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Award. At the time of such Award, the Board may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including rules pertaining to the termination of service as a Director (by retirement, disability, death, or otherwise) or as a Holder prior to expiration of the Restriction Period. Such additional terms, conditions, or restrictions shall be set forth in an Award Agreement made in conjunction with the Restricted Stock Award. Such Award Agreement may also include provisions relating to (i) subject to the provisions hereof permitting accelerated vesting on a Change of Control, vesting of Awards, (ii) tax matters, and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Board shall in its sole discretion determine.

(c) Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise provided in any Award Agreement.

(d) Agreements. At the time any Award is made under this Section 7, Triton and the Holder shall enter into a Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Board may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical.

8. ANTI-DILUTION; CHANGE OF CONTROL

(a) Anti-Dilution. Subject to any required action by Triton’s stockholders, upon the occurrence of any event that affects the Common Stock in such a way that an adjustment of outstanding Awards is appropriate in order to prevent the dilution or enlargement of rights under the Awards (including any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Board shall make appropriate equitable adjustments, which may include adjustments to any or all of the number and kind of shares of stock (or other securities) which may thereafter be issued in connection with such outstanding Awards and adjustments to any exercise price specified in the outstanding Awards and shall also make appropriate equitable adjustments to the number and kind of shares of stock (or other securities) authorized by or to be granted under the Plan. Further, the Board, in its sole discretion, may make appropriate equitable adjustments, including those described in the immediately preceding sentence, in any other circumstances under which the Board deems such adjustments to be desirable.

(b) Change of Control. In the event of a Change of Control, the Board, in its discretion, may determine that any, all or none of the outstanding Awards shall immediately vest or become exercisable or satisfiable, as applicable. The Board, in its discretion, may also determine that upon the occurrence of a Change of Control, any, all or none of the Awards outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and upon any such termination such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock over (ii) the purchase price per share, if

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applicable, of shares of Common Stock set forth in such Award. If the consideration offered to stockholders of Triton in any transaction described in this Section consists of anything other than cash, the Board shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash. The provisions contained in this Section shall not terminate any rights of the Holder to further payments pursuant to any other agreement with Triton following a Change of Control.

9. AMENDMENT AND TERMINATION

     The Board may amend the Plan and any Award (and its related Award Agreement) at any time, except as otherwise specifically provided in such Award Agreement; provided that no change in any Award theretofore granted may be made that would impair the rights of the Holder of any Award under the Plan without the consent of such Holder, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan to increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan. Subject to Section 3, the Board, in its discretion, may suspend or terminate the Plan at any time.

10. MISCELLANEOUS

(a) No Right to an Award. Neither the adoption of the Plan nor any action of the Board shall be deemed to give a Director any right to an Award except as may be evidenced by a written instrument from Triton reflecting a grant by Triton of an Award and setting forth the terms and conditions thereof. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b) No Rights Conferred. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

(c) Other Laws; Withholding. Triton shall not be obligated to issue any shares of Common Stock until there has been compliance with such laws and regulations as Triton may deem applicable. Fractional shares of Common Stock may be awarded. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(d) Severability. Any provision of the Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

(e) No Restriction on Corporate Action. Except as expressly set forth in Section 9, nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action that is deemed by the Company to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Director, beneficiary, or other individual shall have any claim against the Company as a result of any such action.

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(f) Restrictions on Transfer. An Award shall not be transferable or assignable otherwise than (i) by will or the laws of descent and distribution, or (ii) with the consent of the Board.

(g) Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware.

[END OF PLAN]

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